EXHIBIT 4.2


                             $675,000,000 TERM LOAN
                                CREDIT AGREEMENT

                                  by and among

                           ARCH WESTERN RESOURCES, LLC

                                       and

                             THE BANKS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,


                             as Administrative Agent

                                       and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                              as Syndication Agent

                                       and

                               NATIONSBANK, N.A.,


                             as Documentation Agent



                            Dated as of June 1, 1998

                                TABLE OF CONTENTS

SECTION                                                                   PAGE


1.    CERTAIN DEFINITIONS....................................................1
      1.1   Certain Definitions..............................................1
      1.2   Construction....................................................23
      1.3   Accounting Principles...........................................25


2.    TERM LOAN FACILITY....................................................25
      2.1   Term Loan Commitments...........................................25
      2.2   Nature of Banks' Obligations with Respect to Term Loans.........25
      2.3   Term Loan Notes.................................................26
      2.4   Use of Proceeds.................................................26
      2.5   Request to Select Interest Rate Options.........................26


3.    INTEREST RATES........................................................26
      3.1   Interest Rate Options...........................................26
      3.2   Interest Periods................................................28
      3.3   Interest After Default..........................................29
      3.4   Euro-Rate Unascertainable; Illegality; Increased Costs;
            Deposits Not Available..........................................29
      3.5   Selection of Interest Rate Options..............................31


4.    PAYMENTS..............................................................31
      4.1   Payments........................................................31
      4.2   Pro Rata Treatment of Banks.....................................31
      4.3   Interest Payment Dates..........................................32
      4.4   Prepayments.....................................................32
      4.5   Additional Compensation in Certain Circumstances................34
      4.6   Notes...........................................................35
      4.7   Taxes...........................................................35


5.    REPRESENTATIONS AND WARRANTIES........................................37
      5.1   Representations and Warranties..................................37
      5.2   Continuation of Representations.................................46


6.    CONDITIONS OF LENDING.................................................46
      6.1   Conditions to Closing...........................................46
      6.2   Syndication.....................................................50


7.    COVENANTS.............................................................51
      7.1   Affirmative Covenants...........................................51
      7.2   Negative Covenants..............................................54
      7.3   Reporting Requirements..........................................60

8.    DEFAULT...............................................................63
      8.1   Events of Default...............................................63
      8.2   Consequences of Event of Default................................67


9.    THE AGENTS............................................................69
      9.1   Appointment.....................................................69
      9.2   Delegation of Duties............................................70
      9.3   Nature of Duties; Independent Credit Investigation..............70
      9.4   Actions in Discretion of Agents; Instructions From the
            Banks...........................................................71
      9.5   Reimbursement and Indemnification of Agents by the Borrower.....71
      9.6   Exculpatory Provisions; Limitation of Liability.................72
      9.7   Reimbursement and Indemnification of Agents by the Banks........73
      9.8   Reliance by Agents..............................................73
      9.9   Notice of Default...............................................73
      9.10  Notices.........................................................74
      9.11  Banks in Their Individual Capacities............................74
      9.12  Holders of Notes................................................74
      9.13  Equalization of Banks...........................................74
      9.14  Successor Agents................................................75
      9.15  Administrative Agent's Fee......................................76
      9.16  Availability of Funds...........................................76
      9.17  Calculations....................................................76
      9.18  Beneficiaries...................................................76


10.   MISCELLANEOUS.........................................................77
      10.1  Modifications, Amendments or Waivers............................77
      10.2  No Implied Waivers; Cumulative Remedies; Writing Required.......78
      10.3  Reimbursement and Indemnification of Banks by the Borrower;
            Taxes...........................................................78
      10.4  Holidays........................................................79
      10.5  Funding by Branch, Subsidiary or Affiliate......................79
      10.6  Notices.........................................................80
      10.7  Severability....................................................80
      10.8  Governing Law...................................................81
      10.9  Prior Understanding.............................................81
      10.10 Duration; Survival..............................................81
      10.11 Successors and Assigns..........................................81
      10.12 Confidentiality.................................................83
      10.13 Counterparts....................................................84
      10.14 Agent's or Bank's Consent.......................................84
      10.15 Exceptions......................................................84
      10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL..........................84
      10.17 Tax Withholding Clause..........................................85
      10.18 Joinder of Guarantors...........................................85

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)        -   PRICING GRID
SCHEDULE 1.1(B)        -   COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 5.1.2         -   CERTAIN INFORMATION REGARDING CAPITALIZATION OF
                           BORROWER AND ITS SUBSIDIARIES
SCHEDULE 5.1.11        -   CONSENTS AND APPROVALS
SCHEDULE 5.1.22        -   PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 7.2.6         -   CERTAIN MATTERS REGARDING SUBSIDIARIES,
                           PARTNERSHIPS AND JOINT VENTURES


EXHIBITS

EXHIBIT 1.1(A)(1)      -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)(2)      -   COLLATERAL AGENCY AND SHARING AGREEMENT
EXHIBIT 1.1(G)(1)      -   GUARANTOR JOINDER AND ASSUMPTION
EXHIBIT 1.1(G)(2)      -   CONTINUING GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(N)         -   NOTE PLEDGE AGREEMENT
EXHIBIT 1.1(P)(1)      -   PLEDGE AGREEMENT (INVESTMENT PROPERTY)
EXHIBIT 1.1(P)(2)      -   PLEDGE AGREEMENT (SUBSIDIARY EQUITY INTERESTS)
EXHIBIT 1.1(T)         -   TERM NOTE
EXHIBIT 2.5            -   RATE REQUEST
EXHIBIT 6.1.4          -   OPINION OF COUNSEL
EXHIBIT 7.3.3          -   QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is dated as of June 1, 1998, and is made by and among ARCH WESTERN RESOURCES, LLC, a Delaware limited liability company (the "Borrower"), the BANKS (as hereinafter defined), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, in its capacity as syndication agent, NATIONSBANK, N.A., in its capacity as documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks under this Agreement.

                                   WITNESSETH:

      WHEREAS, the Borrower has requested the Banks to provide to the Borrower a $675,000,000 term loan facility;

      WHEREAS, the term loan facility shall be used to finance the Distribution (as hereinafter defined); and

      WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                             1. CERTAIN DEFINITIONS

            1.1    CERTAIN DEFINITIONS.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  ACC shall mean the U.S. operations of ARCO Coal Company, a division of ARCO.

                  ACC ANNUAL STATEMENTS shall have the meaning assigned to such term in Section 5.1.7(i).

                  ACC BALANCE SHEET shall mean the audited, consolidated balance sheet of ACC as of December 31, 1997.

                  ACC GROUP shall mean collectively, ARCO and each Affiliate of ARCO party to any Acquisition Document.

                  ACQUISITION DOCUMENTS shall mean collectively the Purchase Agreement, the Contribution Agreement, the Tax Sharing Agreement, and the LLC Agreements, as limited by their schedules and exhibits, as the same may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.14.

                  ACQUISITION TRANSACTIONS shall mean the transactions contemplated by the Purchase Agreement and the Contribution Agreement, as such documents may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.14.

                  ADJUSTED EBITDDA for any period of determination shall mean with respect to any Person the sum of income from operations before the effect of changes in accounting principles, nonrecurring charges and extraordinary items, net interest expense, income taxes, depreciation, depletion and amortization in each case for such period determined in accordance with GAAP. For purposes of calculating the Fixed Charge Coverage Ratio (i) Adjusted EBITDDA of the Borrower and its Subsidiaries, including the Appropriate Percentage of Adjusted EBITDDA of Canyon Fuel, shall be assumed to be $39,200,000 for the fiscal quarter ended March 31, 1998, and (ii) Adjusted EBITDDA for the Borrower and its Subsidiaries, including the Appropriate Percentage of Adjusted EBITDDA of Canyon Fuel for the months of April and May, 1998, shall be determined based upon the results from the operations of the business of such Persons for such months by ARCO as set forth in an income statement with respect to such months prepared by ARCO and reasonably acceptable to the Agents, shall take into account the $1 million per month reduction in overhead resulting from the consummation of the Acquisition, shall assume that operating lease expense of the Borrower and its Subsidiaries, including Canyon Fuel, shall be $970,000 per month and shall assume that interest expense for such Persons for such months shall be zero, with such calculation of Adjusted EBITDDA for the Borrower and its Subsidiaries for such months to be reasonably acceptable to the Agents. Further, for purposes of calculating the Fixed Charge Coverage Ratio for the fiscal quarters ended June 30, 1998, and September 30, 1998, Adjusted EBITDDA of the Borrower and its Subsidiaries, including the Appropriate Percentage of Adjusted EBITDDA of Canyon Fuel, shall be deemed to be an amount equal to: (i) for the fiscal quarter ended June 30, 1998 the product of, (x) without duplication, Adjusted EBITDDA of the Borrower and its Subsidiaries for the two fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, plus the Appropriate Percentage of Adjusted EBITDDA of Canyon Fuel, for the two fiscal quarters then ended, determined on a consolidated basis in accordance with GAAP, multiplied by (y) two (2); and (ii) for the fiscal quarter ended September 30, 1998 the product of, (x) without duplication, Adjusted EBITDDA of the Borrower and its Subsidiaries for the three fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, plus the Appropriate Percentage of Adjusted EBITDDA of Canyon Fuel for the three fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, multiplied by (y) four-thirds (4/3).

                  ADMINISTRATIVE   AGENT   shall   mean   PNC   Bank,   National
Association, in its capacity as administrative agent for the Banks under this Agreement and its successors in such capacity.

                  ADMINISTRATIVE AGENT'S FEE shall have the meaning assigned to that term in Section 9.15.

                  ADMINISTRATIVE AGENT'S LETTER shall have the meaning assigned to that term in Section 9.15.

                  AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. Notwithstanding the foregoing, a Subsidiary of the Borrower shall not be deemed an Affiliate of the Borrower.

                  AGENTS shall mean collectively the Administrative Agent, the Documentation Agent and the Syndication Agent, and AGENT shall mean any one of the Agents, individually.

                  AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  APPLICABLE MARGIN shall mean, as applicable:

                  (A) the percentage spread to be added to Base Rate under the Base Rate Option at the indicated level of Leverage Ratio for any period during which a Debt Rating is not in effect as set forth in the pricing grid on
SCHEDULE 1.1(A) PART (A) below the heading "Term Loan Base Rate Spread,"

                  (B) the percentage spread to be added to Base Rate under the Base Rate Option at the indicated level of Leverage Ratio for any period during which a Debt Rating is in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (B) below the heading "Term Loan Base Rate Spread,"

                  (C) the percentage spread to be added to Euro-Rate under the Euro-Rate Option at the indicated level of Leverage Ratio for any period during which a Debt Rating is not in effect as set forth in the pricing grid on
SCHEDULE 1.1(A) PART (A) below the heading "Term Loan Euro-Rate Spread," or

                  (D) the percentage spread to be added to Euro-Rate under the Euro-Rate Option at the indicated level of Leverage Ratio for any period during which a Debt Rating is in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (B) below the heading "Term Loan Euro-Rate Spread."

The Applicable Margin shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A). Notwithstanding the foregoing, it is expressly agreed that following the Closing Date through and including the Initial Delivery Date, the Applicable Margin shall be such amount as determined in accordance with SCHEDULE 1.1(A) but no less than the amount set forth in the pricing grid in Level V of PART(A) of SCHEDULE 1.1(A). For periods after the Initial Delivery Date, until such time as the Parent's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade, the Applicable Margin shall be the amount determined under clause (A) or clause (C) above, and for any period thereafter when a Debt Rating is in effect the Applicable Margin shall be the amount determined under clause (B) or clause (D) above.

                  APPROPRIATE PERCENTAGE shall mean, with respect to each Special Subsidiary, the percentage of the equity of such Person owned by the Borrower or any Subsidiary of the Borrower.

                  ARCH CREDIT FACILITY shall mean that certain Credit Agreement by and among Parent, PNC Bank as administrative agent, Morgan as syndication agent and First Union National Bank of Virginia as documentation agent, providing for a $600,000,000 revolving credit facility and a $300,000,000 term loan facility to Parent, as the same may be amended, restated, modified or supplemented from time to time after the date hereof.

                  ARCH OF WYOMING LLC shall mean Arch of Wyoming, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  ARCH OF WYOMING LLC AGREEMENT shall mean that certain Limited Liability Agreement, dated as of April 15, 1998, of Arch of Wyoming LLC.

                  ARCH WESTERN LLC AGREEMENT shall mean that certain Limited Liability Company Agreement by and between AWAC and Delta Housing, dated as of June 1, 1998, with AWAC and Delta Housing as members and creating the Borrower.

                  ARCO shall mean Atlantic Richfield Company, a corporation organized and existing under the laws of the State of Delaware.

                  ARRANGERS shall mean PNC Bank and Morgan.

                  ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Administrative Agent, as agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A)(1).
                  AU SUB LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of April 8, 1998, as amended, of AU Sub LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

                  AVERAGE BALANCE OF THE ELIGIBLE NOTE RECEIVABLE shall mean, for any period of determination, the daily average outstanding principal amount of the Eligible Note Receivable during such period.

                  AVERAGE PLEDGED ACCOUNT BALANCE shall mean, for any period of determination, the daily average balance in the "Escrow Account" (as such term is defined in the Pledge Agreement (Investment Property) pledged on a first priority perfected basis to the Administrative Agent for the benefit of the Banks pursuant to the Pledge Agreement (Investment Property) during such period.

                  AWAC shall mean Arch Western Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware.

                  BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  BASE NET WORTH shall mean the sum of $375,000,000 plus 50% of consolidated net income of the Borrower and its Subsidiaries (before the after-tax effect of changes in accounting principles) for each fiscal quarter in which net income was earned plus 100% of the net increase in Consolidated Tangible Net Worth resulting from the issuance of any equity securities by the Borrower, for the period from the Closing Date through the date of determination. In no event shall Base Net Worth be reduced on account of a consolidated net loss for any fiscal period.

                  BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                  BASE RATE OPTION shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1.

                  BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  BORROWER shall mean Arch Western Resources, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  BORROWER  LLC  INTERESTS  shall have the  meaning set forth in
Section 5.1.2.

                  BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Rate Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate applies shall constitute one Borrowing Tranche.

                  BUSINESS shall mean the business of owning and operating the U.S. domestic coal properties of ACC, substantially as operated by ACC at the time of the closing of the Acquisition Transactions.

                  BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and New York, New York; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  CANYON FUEL shall mean Canyon Fuel Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  CANYON FUEL LLC AGREEMENT shall mean that certain Limited Liability Company agreement by and between the Borrower (or a Subsidiary of the Borrower) and Itochu Coal International, Inc., a Delaware corporation, dated as of January 1, 1997, as amended, with the Borrower and Itochu Coal International, Inc. as members of the Canyon Fuel Company, LLC, a Delaware limited liability company.

                  CLOSING DATE shall mean the Business Day on which the Term Loans shall be made, which shall be June 1, 1998.

                  COASTAL AGREEMENT shall mean that certain Purchase and Sale Agreement among The Coastal Corporation, a Delaware corporation, Coastal Coal, Inc., a Delaware corporation, ARCO and Itochu Corporation, a Japanese corporation, dated as of October 23, 1996.

                  COLLATERAL shall mean collectively the property of the Borrower in which security interests are granted or purported to be granted to the Administrative Agent for the benefit of the Banks under the Collateral Documents.

                  COLLATERAL DOCUMENTS shall mean collectively, the Pledge Agreement (Subsidiary Equity Interests), the Pledge Agreement (Investment Property), the Collateral Sharing Agreement, and the Note Pledge Agreement, as the same may be supplemented or amended from time to time in accordance herewith or therewith and Collateral Document shall mean any of the Collateral Documents.

                  COLLATERAL SHARING AGREEMENT shall mean the Collateral Agency and Sharing Agreement among the Borrower, the Guarantors, the Banks, the Swap Parties (as defined therein) and the Collateral Agent (as defined therein), substantially in the form of EXHIBIT 1.1(C)(2) hereto.

                  COMMITMENT shall mean as to any Bank its Term Loan Commitment and Commitments shall mean the aggregate of the Term Loan Commitments of all of the Banks.

                  CONSOLIDATED TANGIBLE NET WORTH shall mean as of any date of determination, total equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP, and adjusted to exclude the after tax effect of any changes in accounting principles subsequent to the Closing Date.

                  CONTRIBUTION AGREEMENT shall mean that certain Contribution Agreement among the Borrower, AWAC, ARCO, Delta Housing and the Parent.

                  DEBT shall mean for any Person as of any date of determination the difference between the following (a) and (b): (a) the sum of the following for such Person, as of such date, determined in accordance with GAAP: (i) all indebtedness for borrowed money (including, without limitation, all subordinated indebtedness but excluding obligations under any interest rate swap, cap, collar or floor agreement or other interest rate management device), (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, (iv) reimbursement obligations (contingent or otherwise) under any letter of credit, and (v) the amount of all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) in respect of all Guarantees of indebtedness for borrowed money, minus
(b) the Permitted Reduction Amount.

                  DEBT RATING shall mean the rating of the Parent's senior unsecured long-term debt by either of Standard & Poor's or Moody's.

                  DELTA HOUSING shall mean Delta Housing Inc., a corporation organized and existing under the laws of the State of Delaware.

                  DELTA HOUSING GUARANTY shall mean that certain Master Guaranty of Collection dated as of June 1, 1998, executed by Delta Housing in favor of the judgment creditors referred to therein.

                  DERIVATIVES OBLIGATIONS shall mean for any Person obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                  DISTRIBUTION shall mean a Special Distribution (as defined in the Contribution Agreement) of $700,000,000 to be paid by the Borrower to Delta Housing pursuant to the Contribution Agreement, the proceeds of which will be further distributed by Delta Housing to ARCO on or about the date of this Agreement, in accordance with, and subject to adjustment as provided in, the Contribution Agreement.

                  DOCUMENTATION AGENT shall mean NationsBank, N.A. in its capacity as documentation agent under this Agreement, and its successors in such capacity.

                  DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

                  EBITDDA for any period of determination shall mean with respect to any Person the sum of income from operations and interest income all before the effect of changes in accounting principles, nonrecurring charges and extraordinary items, interest expense, income taxes, depreciation, depletion and amortization in each case for such period determined in accordance with GAAP. For purposes of calculating the Leverage Ratio, (i) EBITDDA of the Borrower and its Subsidiaries, including the Appropriate Percentage of EBITDDA of Canyon Fuel, shall be assumed to be $39,200,000 for the fiscal quarter ended March 31, 1998, and (ii) EBITDDA for the Borrower and its Subsidiaries, including the Appropriate Percentage of EBITDDA of Canyon Fuel for the months of April and May, 1998, shall be determined based upon the results from the operations of the business of such Persons for such months by ARCO as set forth in an income statement with respect to such months prepared by ARCO and reasonably acceptable to the Agents, shall take into account the $1,000,000 per month reduction in overhead resulting from the consummation of the Acquisition, shall assume that operating lease expense of the Borrower and its Subsidiaries, including Canyon Fuel, shall be $970,000 per month and shall assume that interest expense for such Persons for such months shall be zero, with such calculation of EBITDDA for the Borrower and its Subsidiaries for such months to be reasonably acceptable to the Agents. Further, for purposes of calculating the Leverage Ratio for the fiscal quarters ended June 30, 1998, and September 30, 1998, EBITDDA of the Borrower and its Subsidiaries, including the Appropriate Percentage of EBITDDA of Canyon Fuel, shall be deemed to be an amount equal to: (i) for the fiscal quarter ended June 30, 1998 the product of, (x) without duplication, EBITDDA of the Borrower and its Subsidiaries for the two fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, plus the Appropriate Percentage of EBITDDA of Canyon Fuel, for the two fiscal quarters then ended, determined on a consolidated basis in accordance with GAAP, multiplied by (y) two (2); and (ii) for the fiscal quarter ended September 30, 1998 the product of, (x) without duplication, EBITDDA of the Borrower and its Subsidiaries for the three fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, plus the Appropriate Percentage of EBITDDA of Canyon Fuel for the three fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, multiplied by (y) four-thirds (4/3).

                  ELIGIBLE NOTE RECEIVABLE shall mean that certain note payable by the Parent to the Borrower, as the same may be amended, restated or modified from time to time, satisfactory in form and substance to the Agents (including the providing of and terms and conditions of all collateral and guarantees provided as security therefor), and pledged, on a first priority perfected basis, to the Administrative Agent for the benefit of the Banks pursuant to the Note Pledge Agreement.

                  ENVIRONMENTAL CLAIM shall mean any administrative, regulatory or judicial action, suit, claim, notice of noncompliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit, Regulated Substances or Hazardous Substances or arising from alleged injury or threat of injury to the environment.

                  ENVIRONMENTAL COMPLAINT shall mean any written complaint setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil penalties, criminal penalties, or declaratory or equitable relief arising under any Environmental Law or any order, notice of violation, citation, subpoena, request for information or other written notice of any type issued by an Official Body pursuant to any Environmental Law.

                  ENVIRONMENTAL CONDITIONS shall mean the presence of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal or remediation of such Regulated Substances or which otherwise constitutes a violation of Environmental Laws.

                  ENVIRONMENTAL LAW shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment or any release or disposal of or contamination by Hazardous Substances.

                  ENVIRONMENTAL PERMIT shall mean any permit, approval, license or other authorization required under any Environmental Law.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  EURO-RATE shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (i) the rate of interest determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Dow Jones Market Service display page 3750 or such other display page on the Dow Jones Market Service System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                  Dow Jones Market Service page 3750 quoted by British Bankers' Euro-Rate = ASSOCIATION OR APPROPRIATE SUCCESSOR
                  1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  EURO-RATE INTEREST PERIOD shall mean the Interest Period applicable to a Loan subject to the Euro-Rate Option.

                  EURO-RATE OPTION shall mean the option of the Borrower to have the Term Loans bear interest at the rate and on the terms and conditions set forth in Section 3.1.1.

                  EURO-RATE RESERVE PERCENTAGE shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  EVENT OF DEFAULT  shall mean  any  of the  events described in
Section 8.1 and referred to therein as an "Event of Default."

                  EXPIRATION DATE shall mean, with respect to the Commitments, May 31, 2003.

                  FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  FINANCIAL PROJECTIONS shall have the meaning assigned to that term in Section 5.1.7(iii).

                  FIXED CHARGE COVERAGE RATIO shall mean the ratio of (a) the sum, without duplication, of Adjusted EBITDDA of the Borrower and its Subsidiaries, plus the Appropriate Percentage of each Special Subsidiary's Adjusted EBITDDA, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus the Appropriate Percentage of each Special Subsidiary's operating lease expense, each on a consolidated basis in accordance with GAAP, to (b) the sum of Net Interest Expense (other than Permitted Loan Origination Expense) of the Borrower and its Subsidiaries plus the Appropriate Percentage of Net Interest Expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus the Appropriate Percentage of operating lease expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, all calculated as of the last day of each fiscal quarter for the four fiscal quarters of the Borrower then ended. It is assumed that operating lease expense of the Borrower and its Subsidiaries, including Canyon Fuel shall be $970,000 per month for the months of April and May, 1998 and that interest expense for such Persons for such months shall be zero. For purposes of calculating the Fixed Charge Coverage
Ratio for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998, operating lease expense of the Borrower and its Subsidiaries, including the Appropriate Percentage of operating lease expense of Canyon Fuel, shall be deemed to be an amount equal to: (i) for the fiscal quarter ended June 30, 1998, the product of, (x) without duplication, operating lease expense of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP for such fiscal quarter, plus the Appropriate Percentage of operating lease expense of Canyon Fuel for such fiscal quarter determined in accordance with GAAP, multiplied by (y) four (4); (ii) for the fiscal quarter ended September 30, 1998, the product of, (x) without duplication, operating lease expense of the Borrower and its Subsidiaries for the two fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of operating lease expense of Canyon Fuel for the two fiscal quarters then ended determined in accordance with GAAP, multiplied by (y) two (2); and
(iii) for the fiscal quarter ended December 31, 1998, the product of, (x) without duplication, operating lease expense of the Borrower and its
Subsidiaries for the three fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of operating lease expense of Canyon Fuel for the three fiscal quarters then ended, determined in accordance with GAAP, multiplied by (y) four-thirds (4/3). For purposes of calculating the Fixed Charge Coverage Ratio for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998, Net Interest Expense of the Borrower and its Subsidiaries, including the

Appropriate Percentage of Net Interest Expense of Canyon Fuel, shall be deemed to be an amount equal to: (i) for the fiscal quarter ended June 30, 1998, the product of, (x) without duplication, Net Interest Expense of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP for such fiscal quarter, plus the Appropriate Percentage of Net Interest Expense of Canyon Fuel for such fiscal quarter determined in accordance with GAAP, multiplied by (y) four (4); (ii) for the fiscal quarter ended September 30, 1998, the product of, (x) without duplication, Net Interest Expense of the Borrower and its Subsidiaries for the two fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of Net Interest Expense of Canyon Fuel for the two fiscal quarters then ended determined in accordance with GAAP, multiplied by (y) two (2); and (iii) for the fiscal quarter ended December 31, 1998, the product of, (x) without duplication, Net Interest Expense of the Borrower and its Subsidiaries for the three fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of Net Interest Expense of Canyon Fuel for the three fiscal quarters then ended, determined in accordance with GAAP, multiplied by
(y) four-thirds (4/3).

                  GAAP shall mean Generally Accepted Accounting Principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  GUARANTORS shall mean at any time collectively each of the Significant Subsidiaries of the Borrower, other than Canyon Fuel.

                  GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under the Guarantor Joinder and Assumption Agreement in the form of
EXHIBIT 1.1(G)(1).

                  GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  GUARANTY AGREEMENT shall mean the Continuing Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Banks.

                  HAZARDOUS SUBSTANCES shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any hazardous or solid waste, hazardous substance or chemical substance, as such terms are defined under the Resource Conservation and Recovery Act (42 U.S.C. Sections 4901 ET SEQ.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Sections 2601 ET SEQ.) or any similar state law.

                  INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness. It is understood and agreed that Derivatives Obligations shall not be deemed to be Indebtedness.

                  INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  INITIAL ANNUAL STATEMENTS AND COMPLIANCE CERTIFICATE shall mean collectively with respect to the fiscal year of the Borrower ended December 31, 1998, the annual financial statements of the Borrower and its Subsidiaries consisting of the unaudited consolidated and consolidating balance sheet as of the end of such fiscal year, related consolidated statements of income and equity and related consolidated statement of cash flows for the fiscal year then ended, together with the duly executed related compliance certificate required to be delivered to the Administrative Agent and the Banks pursuant to Section
7.3.3. It is acknowledged and agreed that the Initial Annual Statements and Compliance Certificate are to be delivered by the Borrower for purposes of calculating the Leverage Ratio as of December 31, 1998 in order to determine the Applicable Margin. Notwithstanding the delivery of the Initial Annual Statements and Compliance Certificate, the Borrower shall still be required to comply with the provisions of Section 7.3.2 and deliver the audited financial statements required thereby, together with the related Compliance Certificate required to be delivered under Section 7.3.3.

                  INITIAL DELIVERY DATE shall mean the date the Borrower delivers to the Administrative Agent and the Banks the Initial Annual Statements and Compliance Certificate.

                  INSOLVENCY  PROCEEDING shall mean, with respect to any Person,
(a) a case,  action or  proceeding  with  respect to such  Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

                  INTEREST  PERIOD  shall have the  meaning set forth in Section
3.2.

                  INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate Option.

                  INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  INVESTMENT GRADE shall mean the rating of the Parent's senior unsecured long-term debt, on a consolidated basis, of BBB- or better by Standard & Poor's AND Baa3 or better by Moody's.

                  INVESTMENTS shall mean collectively all of the following with respect to any person: (i) investments or contributions by any of the Loan Parties or their Subsidiaries directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such Person, (ii) loans by any of the Loan Parties or their Subsidiaries to such Person, (iii) guaranties by any Loan Party or any Subsidiary of any Loan Party directly or indirectly of the obligations of such Person, or (iv) other obligations, contingent or otherwise, of any Loan Party or any Subsidiary of any Loan Party to or for the benefit of such Person. If the nature of an Investment is tangible property then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties and such fair values shall be satisfactory to the Administrative Agent, in its sole discretion.

                  LABOR   CONTRACTS   shall  mean  all  employment   agreements,
employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  LEVERAGE RATIO shall mean the ratio of the sum of, without duplication, Debt of the Borrower and its Subsidiaries, plus the Appropriate Percentage of Debt of each Special Subsidiary, each on a consolidated basis in accordance with GAAP (as the numerator) to EBITDDA of the Borrower and its Subsidiaries, plus the Appropriate Percentage of each Special Subsidiary's EBITDDA, each on a consolidated basis in accordance with GAAP (as the denominator). For purposes of calculating the Leverage Ratio, Debt shall be determined as of the end of each fiscal quarter of the Borrower and EBITDDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

                  LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC AGREEMENTS shall mean collectively the Arch Western LLC Agreement, the Canyon Fuel LLC Agreement, the Mountain Coal LLC Agreement, the Arch of Wyoming LLC Agreement, the AU Sub LLC Agreement, the State Leases LLC Agreement and the Thunder Basin LLC Agreement.

                  LLC  INTERESTS  shall have the  meaning  given to such term in
Section 5.1.2.

                  LOAN DOCUMENTS shall mean this Agreement, the Administrative Agent's Letter, the Collateral Sharing Agreement, the Guaranty Agreement, the Pledge Agreement (Subsidiary Equity Interests), the Pledge Agreement (Investment Property), the Note Pledge Agreement, the Notes and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  LOAN PARTIES shall mean the Borrower and the Guarantors.

                  LOANS shall mean collectively and Loan shall mean separately all Term Loans or any Term Loan.

                  MANDATORY PREPAYMENT shall have the meaning assigned to such term in Section 4.4.4.

                  MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or (c) impairs materially or could reasonably be expected to impair materially the ability of any Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  MATERIAL CONTRACTS shall mean collectively (i) the Acquisition Documents, (ii) all other contracts, agreements or other instruments described in Regulation S-K, Item 601(b)(10) promulgated pursuant to the Securities Exchange Act of 1934, as amended, which the Parent is required to file as an exhibit to any annual, quarterly or other report required to be filed by the Parent under the Securities Exchange Act of 1934, as amended, and (iii) all coal supply agreements or contracts (or related coal supply agreements or contracts) under which the Borrower or any Subsidiary of the Borrower is required, over the remaining term of such agreement or contract as of the Closing Date, to deliver one million (1,000,000) tons or more of coal.

                  MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period for any Loan subject to a Euro-Rate Option begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  MOODY'S shall mean Moody's Investors Service, Inc., and its successors.

                  MORGAN shall mean Morgan Guaranty Trust Company of New York.

                  MOUNTAIN COAL LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of March 6, 1998, as amended, of Mountain Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

                  MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  NET INTEREST EXPENSE shall mean, for any period of determination, for any Person, interest expense of such Person for such period determined in accordance with GAAP, if applicable, reduced by the Permitted Adjustment Amount.

                  NOTE PLEDGE AGREEMENT shall mean the Note Pledge Agreement substantially in the form of EXHIBIT 1.1(N) executed and delivered by the Borrower to the Administrative Agent for the benefit of the Banks.

                  NOTES shall mean the Term Notes.

                  NOTICES  shall  have  the  meaning  assigned  to that  term in
Section 10.6.

                  OBLIGATION shall mean any obligation or liability of any of the Loan Parties to any Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Administrative Agent's Letter or any other Loan Document.

                  OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  PARENT shall mean Arch Coal, Inc., a corporation organized and existing under the laws of the State of Delaware.

                  PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 5.1.2.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 7.2.3.

                  PERMITTED ADJUSTMENT AMOUNT shall mean for any period of determination, if throughout such period either (i) the Parent's senior unsecured long-term debt, on a consolidated basis, is rated BB or better by Standard & Poor's and Ba2 or better by Moody's, or (ii) the Leverage Ratio (as defined in the Arch Credit Facility) is less than or equal to 4.0 to 1.0, the amount of interest income of the Borrower determined in accordance with GAAP with respect to the Eligible Note Receivable for such period.

                  PERMITTED INVESTMENTS shall mean

                  (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                  (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition; and

                  (iii) demand deposits, time deposits or certificates of deposit maturing within one year in a commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of determination.

                  PERMITTED LIENS shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (ii)  Pledges  or  deposits  made in the  ordinary  course  of business to secure payment of reclamation liabilities, worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids (including bonus bids), tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (it being understood that any appeal or similar bond (other than such a bond required pursuant to applicable Law to secure in the ordinary course payment of worker's compensation, reclamation liabilities or royalty bonds) in an amount exceeding $50,000,000 shall not be in the ordinary course of business);

                  (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi)  Liens  granted  in  the   Collateral,   subject  to  the
Collateral Sharing Agreement, to any Bank providing the Interest Rate Protection Agreement required by Section 7.1.13 [Interest Rate Protection];

                  (vii) Liens securing Indebtedness of not more than $25,000,000 at any time;

                  (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not adversely affect the value of the Collateral or the first priority perfected Lien and security interest of the Administrative Agent for the benefit of the Banks in the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                        (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                        (2) Claims,  Liens or encumbrances  upon, and defects of
            title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                        (3)   Claims   or  Liens  of   mechanics,   materialmen,
            warehousemen, carriers, or other statutory nonconsensual Liens; or

                        (4) Liens  resulting from judgments or orders  described
            in Section 8.1.6;

                  (ix) Liens granted in the Collateral under the Collateral Documents to the Administrative Agent for the benefit of the Banks; and

                  (x) Any Lien or restriction resulting from ownership, by an entity other than an Affiliate of the Borrower, of a minority interest in Canyon Fuel.

                  PERMITTED LOAN ORIGINATION EXPENSE shall mean the aggregate amount of all fees and expenses incurred by the Borrower in connection with the closing of the transactions under this Agreement which the Borrower is required to capitalize in accordance with GAAP.

                  PERMITTED REDUCTION AMOUNT shall mean the sum of:

                  (i) for any period of determination, if throughout such period either (i) the Parent's senior unsecured long-term debt, on a consolidated basis, is rated BB or better by Standard & Poor's and Ba2 or better by Moody's, or (ii) the Leverage Ratio (as defined in the Arch Credit Facility) is less than or equal to 4.0 to 1.0, the amount of the Average Balance of the Eligible Note Receivable for such period; and

                  (ii) for any period of determination, the amount of the Average Pledged Account Balance for such period.

                  PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PLEDGE AGREEMENT (INVESTMENT PROPERTY) shall mean the Pledge Agreement (Investment Property) substantially in the form of EXHIBIT 1.1(P)(1) executed and delivered by the Borrower and each of its Subsidiaries to the Administrative Agent for the benefit of the Banks, as the same may be supplemented, replaced, restated or amended from time to time in accordance herewith or therewith.

                  PLEDGE AGREEMENT (SUBSIDIARY EQUITY INTERESTS) shall mean the Pledge Agreement (Subsidiary Equity Interests) substantially in the form of
EXHIBIT 1.1(P)(2) executed and delivered by the Borrower and each of its Subsidiaries pledging equity interests which it owns in any other Subsidiary of the Borrower to the Administrative Agent for the benefit of the Banks, as the same may be supplemented, replaced, restated or amended from time to time in accordance herewith or therewith.


                  PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

                  POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  PRINCIPAL OFFICE shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

                  PRIOR SECURITY INTEREST shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code or other applicable Law in the Collateral.

                  PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  PURCHASE AGREEMENT shall mean that certain Purchase and Sale Agreement among ARCO, ARCO Uinta Coal Company, a Delaware corporation, the Parent and AWAC, dated as of March 22, 1998, together with all schedules and exhibits thereto.

                  PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  RATABLE  SHARE  shall  mean  the  proportion   that  a  Bank's
Commitment bears to the Commitments of all of the Banks.

                  RATE REQUEST shall mean a request to select, convert to or renew a Base Rate Option or Euro-Rate Option with respect to the Term Loans in accordance with Section 2.5.

                  REGULATED SUBSTANCES shall mean any substance, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                  REGULATION U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  REPORTABLE  EVENT shall mean a reportable  event  described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  REQUIRED BANKS shall mean

                  (i) if there are no Term Loans outstanding, Banks whose Commitments aggregate at least 51% of the Commitments of all of the Banks, or

                  (ii)  if  there  are  Term  Loans  outstanding,   Banks  whose
outstanding Term Loans aggregate at least 51% of the total principal amount of all of the Term Loans then outstanding.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  SIGNIFICANT SUBSIDIARY shall mean any Subsidiary of Borrower which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of the Borrower and its Subsidiaries, in either case, as determined and consolidated in accordance with GAAP.

                  SOLVENT shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  SPECIAL SUBSIDIARY shall mean Canyon Fuel and each other Person (i) with respect to which the ownership of equity interests thereof by the Borrower or any Subsidiary of the Borrower is accounted for in accordance with the "equity method" in accordance with GAAP; (ii) engaged in a line of business permitted by Section
7.2.7 [Continuation of or Change in Business]; (iii) with respect to which the equity interests thereof were acquired by the Borrower or Subsidiary of the Borrower in an arms-length transaction; (iv) the operations of which the Borrower has management control over; and (v) a majority of the economic equity interests of which are owned directly or indirectly by the Borrower.

                  STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. As of the Closing Date, the Borrower owns 65% of the member interests of Canyon Fuel. It is expressly agreed that each Special Subsidiary shall be deemed to be a Subsidiary of the Borrower for purposes of this Agreement. Nonetheless, the Appropriate Percentage of the assets, income, expenses, liabilities and other items with respect to each Special Subsidiary shall be included for purposes of calculating the Leverage Ratio and the Fixed Charge Coverage Ratio as described more fully in the definitions of "Adjusted EBITDDA," "EBITDDA," "Leverage Ratio" and "Fixed Charge Coverage Ratio."

                  STATE LEASES LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of April 8, 1998, as amended, of State Leases LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  SUBSIDIARY SHARES shall have the meaning assigned to that term in Section 5.1.2.

                  SYNDICATION AGENT shall mean Morgan in its capacity as syndication agent for the Banks under this Agreement and its successors in such capacity.

                  SYNDICATION DATE shall mean the earlier of (i) a date after the Closing Date which is selected by the Arrangers and notice of which is given by the Arrangers to the Borrower at least five (5) Business Days prior thereto and (ii) or the 90th day following the Closing Date.

                  TAX SHARING AGREEMENT shall mean that certain Tax Sharing Agreement dated as June 1, 1998 by and among the Borrower, AWAC, the Parent and Delta Housing.

                  TERM LOAN shall have the meaning given to such term in Section 2.1; Term Loans shall mean collectively all of the Term Loans.

                  TERM LOAN COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Term Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement executed by such Bank, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Banks.

                  TERM NOTES shall mean collectively and Term Note shall mean separately all of the Term Notes of the Borrower in the form of EXHIBIT 1.1(T) issued by the Borrower at the request of a Bank pursuant to Section 2.3 evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  THUNDER BASIN LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of July 10, 1997, as amended, of Thunder Basin Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

                  TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.
                  UNIFORM COMMERCIAL CODE shall have the meaning assigned to that term in Section 5.1.21.

                  U.S. shall mean the United States of America.

            1.2    CONSTRUCTION.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1  NUMBER; INCLUSION.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2  DETERMINATION.

                  references  to  "determination"  of or by  the  Administrative
Agent or the Banks shall be deemed to include good-faith estimates by the Administrative Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3  ADMINISTRATIVE AGENT'S DISCRETION AND CONSENT.

                  whenever the Administrative Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4  DOCUMENTS TAKEN AS A WHOLE.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5  HEADINGS.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6  IMPLIED REFERENCES TO THIS AGREEMENT.

                  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7  PERSONS.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8  MODIFICATIONS TO DOCUMENTS.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated in accordance with the applicable provisions thereof and hereof;

                  1.2.9  FROM, TO AND THROUGH.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10  SHALL; WILL.

                  references to "shall" and "will" are intended to have the same meaning.

            1.3    ACCOUNTING PRINCIPLES.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2), as applied to the Borrower and its Subsidiaries shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in
Section 5.1.7(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time. Nothing in this Section 1.3 will require the Borrower or any of its Subsidiaries to continue accounting methods used by ACC in preparing the ACC Annual Statements.


                              2. TERM LOAN FACILITY

            2.1    TERM LOAN COMMITMENTS.

            Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan (the "Term Loan") to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding, such Bank's Term Loan Commitment.

            2.2    NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO TERM LOANS.

            The obligations of each Bank to make a Term Loan to the Borrower shall be in the proportion that such Bank's Term Loan Commitment bears to the Term Loan Commitments of all Banks to the Borrower, but each Bank's Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow the Term Loans.

            2.3    TERM LOAN NOTES.

            The Obligation of the Borrower to repay the unpaid principal amount of the Term Loan made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Closing Date, payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The principal amount of each Term Note as provided therein shall be due and payable on the Expiration Date.

            2.4    USE OF PROCEEDS.

            The proceeds of the Term Loans shall be used to finance a portion of the Distribution and in accordance with Section 7.1.9 [Use of Proceeds].

            2.5    REQUEST TO SELECT INTEREST RATE OPTIONS.

            Except as otherwise provided herein, the Borrower may on the Closing Date select the initial Interest Rate Option applicable to the Term Loans and thereafter from time to time prior to the Expiration Date request the Banks to renew or convert the Interest Rate Option applicable to existing Term Loans pursuant to Section 3.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of the Term Loans on the Closing Date or the conversion to or the renewal of the Euro-Rate Option for any Term Loans, and (ii) one (1) Business Day prior to the making of the Term Loans on the Closing Date to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Term Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.5 (each a "Rate Request") or a request therefor by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Rate Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the Term Loans comprising each Borrowing Tranche, which shall be in integral multiples of $25,000,000 and not less than $25,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of $500,000 and not less than the lesser of $25,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Term Loans comprising such Borrowing Tranche.


                                3. INTEREST RATES

            3.1    INTEREST RATE OPTIONS.

            The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Term Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Term Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Term Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than four (4) Borrowing Tranches in the aggregate among all of the Term Loans accruing interest at a Euro-Rate Option. If at any time the designated rate applicable to any Term Loan exceeds such Bank's highest lawful rate, the rate of interest on such Term Loan shall be limited to such Bank's highest lawful rate.

                  3.1.1  INTEREST RATE OPTIONS.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

                         (i)    BASE RATE OPTION:  A  fluctuating rate per annum
(computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                         (ii)  EURO-RATE OPTION:  A  rate per annum (computed on
the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

Notwithstanding the foregoing, it is expressly agreed that through and including the Initial Delivery Date, the Applicable Margin shall be the amount determined in accordance with the parameters set forth in SCHEDULE 1.1(A) but shall be no less than the amount set forth on the pricing grid under Level V of PART (A) of
SCHEDULE 1.1(A). It is expressly agreed that for periods after the Initial Delivery Date until such time as the Parent's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade, the Applicable Margin shall be determined based upon PART (A) of SCHEDULE 1.1(A), and for any period thereafter when a Debt Rating is in effect the Applicable Margin shall be the amount determined under PART (B) of SCHEDULE 1.1(A).

                  3.1.2  RATE QUOTATIONS.

                  The Borrower may call the Administrative Agent on or before the date on which a Rate Request is to be delivered to receive an indication of the rates then in effect as to Term Loans, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

                  3.1.3  CHANGE IN FEES OR INTEREST RATES.

                  If the Applicable Margin is increased or reduced with respect to any period for which the Borrower has already paid interest, the Administrative Agent shall recalculate the additional interest due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Administrative Agent of such increase or decrease, give the Borrower and the Banks notice of such recalculation.

                                  3.1.3.1  Any  additional interest due from the
Borrower shall be paid to the Administrative Agent for the account of the Banks on the next date on which an interest or fee payment is due; PROVIDED, HOWEVER, that if there are no Term Loans outstanding or if the Term Loans are due and payable, such additional interest shall be paid promptly after receipt of written request for payment from the Administrative Agent.

                                  3.1.3.2  Any  interest  refund  due   to   the
Borrower shall be credited against payments otherwise due from the Borrower on the next interest or fee payment due date or, if the Term Loans have been repaid, the Banks shall pay the Administrative Agent for the account of the Borrower such interest refund not later than five (5) Business Days after written notice from the Administrative Agent to the Banks.

            3.2    INTEREST PERIODS.

            At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Rate Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months; PROVIDED, HOWEVER, that prior to the date which is the Business Day following the Syndication Date, only such periods as the Administrative Agent and the Borrowers mutually agree, not to exceed a period of one Month, shall be available. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  3.2.1  ENDING DATE AND BUSINESS DAY.

                  any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  3.2.2  AMOUNT OF BORROWING TRANCHE.

                  each Borrowing Tranche of Term Loans to which the Euro-Rate Option applies shall be in integral multiples of $25,000,000 and not less than $25,000,000;

                  3.2.3  TERMINATION BEFORE EXPIRATION DATE.

                  the Borrower shall not select, convert to or renew an Interest Period for any portion of the Term Loans that would end after the Expiration Date; and

                  3.2.4  RENEWALS.

                  in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

            3.3    INTEREST AFTER DEFAULT.

            To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  3.3.1  INTEREST RATE.

                  the rate of interest for each Term Loan otherwise applicable pursuant to Section 3.1.1 [Interest Rate Options] shall be increased by 2.0% per annum; and

                  3.3.2  OTHER OBLIGATIONS.

                  each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable until it is paid in full.

                  3.3.3  ACKNOWLEDGMENT.

                  The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Term Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk and all such interest shall be payable by Borrower upon demand by Administrative Agent. Upon the occurrence of an Event of Default, no Term Loan may be converted to or renewed under the Euro-Rate Option.

            3.4    EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS;
                  DEPOSITS NOT AVAILABLE.

                  3.4.1  UNASCERTAINABLE.

                  If, on any date on which a Euro-Rate would otherwise be determined with respect to Term Loans, the Administrative Agent shall have determined that:

                         (i)   adequate  and  reasonable  means do not exist for
ascertaining such Euro-Rate, or

                         (ii)  a   contingency  has  occurred  which  materially
and adversely affects the London interbank eurodollar market relating to the Euro-Rate,

then the Administrative Agent shall have the rights specified in Section 3.4.3.

                  3.4.2  ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                  If at any time any Bank shall have determined that:

                         (i)   the making, maintenance  or funding  of  any Term
Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                         (ii)  such  Euro-Rate  Option  will not adequately  and
fairly reflect the cost to such Bank of the establishment or maintenance of any such Term Loan, or

                         (iii) after  making all reasonable efforts, deposits of
the relevant amount in Dollars for the relevant Interest Period for a Term Loan to which a Euro-Rate Option applies are not available to such Bank with respect to such Term Loan in the London interbank market, then the  Administrative  Agent and the Banks shall have the rights specified in
Section 3.4.3.

                  3.4.3  ADMINISTRATIVE AGENT'S AND BANK'S RIGHTS.

                  In the case of any event specified in Section 3.4.1 above, the
Administrative Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Bank shall have later notified the Administrative Agent, of the Administrative Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Term Loans. If any Bank notifies the Administrative Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.5.2 [Indemnity] as to any Term Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Term Loan to the Base Rate Option otherwise available with respect to such Term Loan or prepay such Term Loan in accordance with Section 4.4 [Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Term Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Term Loan upon such specified date.

            3.5    SELECTION OF INTEREST RATE OPTIONS.

            If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Term Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.


                                   4. PAYMENTS

            4.1 PAYMENTS.

            All payments and prepayments to be made in respect of principal, interest, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Banks with respect to the Term Loans, in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Administrative Agent and such payments are not distributed to the Banks on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Banks. The Administrative Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Term Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

            4.2    PRO RATA TREATMENT OF BANKS.

            The Term Loans shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option applicable to Term Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Term Loans or other fees (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Term Loans, shall (except as provided in Section 3.4.3 [Administrative Agent's and Bank's Rights] in the case of an event specified in Sections 3.4 [Euro-Rate Unascertainable, etc.], 4.4.2 [Replacement of a Bank] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Term Loans outstanding from each Bank and, if no Term Loans are then outstanding, in proportion to the Ratable Share of each Bank.

            4.3    INTEREST PAYMENT DATES.

            Interest on Term Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Term Loans. Interest on Term Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the date that is three (3) Months after the commencement of such Interest Period (and if applicable, the date that is six (6) Months after the commencement of such Interest Period) of such Interest Period. Interest on the principal amount of the Term Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

            4.4     PREPAYMENTS.

                  4.4.1  VOLUNTARY PREPAYMENTS.

                  The Borrower shall have the right at its option from time to time to prepay the Term Loans in whole or part without premium or penalty
(except as provided in Section 4.4.2 below or in Section 4.5 [Additional Compensation in Certain Circumstances]):

                         (i)   at any  time  with respect to Term Loans to which
the Base Rate Option applies,

                         (ii)  on the last day of the applicable Interest Period
with respect to Term Loans to which a Euro-Rate Option applies,

                         (iii) on  the  date  specified  in a notice by any Bank
pursuant to Section 3.4 [Euro-Rate Unascertainable, etc.] with respect to any Term Loan to which a Euro-Rate Option applies.

                  Whenever the Borrower desires to prepay any part of the Term Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m., Pittsburgh time, at least one (1) Business Day prior to the date of prepayment of the Term Loans, setting forth the following information:

                  (y) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                  (z) the total principal amount of such prepayment, which shall not be less than $10,000,000 and in increments of $1,000,000 above $10,000,000.

                  All prepayment notices shall be irrevocable. The principal amount of the Term Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted by this

Section 4.4.1 shall be applied to the unpaid principal of the Term Loans. Except as provided in Section 3.4.3 [Administrative Agent's and Bank's Rights], if the Borrower prepays the Term Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Term Loans to which the Base Rate Option applies, and (ii) then to Term Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2 [Indemnity].

                  4.4.2  REPLACEMENT OF A BANK.

                  In the event any Bank (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or Section 4.5.1 [Increased Costs, etc.], or
(ii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld (except that during any period when an Event of Default exists and is continuing, the Administrative Agent may withhold such consent in its sole discretion), to prepay the Term Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety
(90) days after (y) receipt of such Bank's notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or 4.5.1 [Increased Costs, etc.], or (z) the date such Bank became subject to the control of an Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.5 [Additional Compensation in Certain Circumstances] (except that the Borrower shall not be required to indemnify such Lender for liabilities, losses or expenses under Section 4.5.2(i) sustained by such Bank as a consequence of the prepayment of the Loans of such Bank in accordance with this Section 4.4.2 on a day other than the last day of an Interest Period with respect to Term Loans to which a Euro-Rate Option applies if the Term Loans of such Lender are being prepaid because such Lender has determined that the making, maintenance or funding of such Loans by such Lender under the Euro-Rate Option has been made unlawful or because such Lender has become subject to the control of an Official Body) and any accrued interest due on such amount and any related fees; PROVIDED, HOWEVER, that the Commitment and any Term Loan of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agents]

                  4.4.3  CHANGE OF LENDING OFFICE.

                  Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, etc.] or 4.5.1 [Increased Costs, etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Term Loans affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, in such Bank's good faith determination, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of any Agent or any Bank provided in this Agreement.

            4.5    ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                  4.5.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                         (i)   subjects any Bank to any tax or changes the basis
of taxation with respect to this Agreement or the Term Loans or payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Bank),

                         (ii)  imposes,   modifies  or   deems   applicable  any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                         (iii) imposes, modifies or deems applicable any capital
adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, or the making, maintenance or funding of any part of the Term Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  4.5.2  INDEMNITY.

                  In addition to the compensation required by Section 4.5.1 [Increased Costs, etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Term Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                         (i)   payment, prepayment, conversion or renewal of the
Term Loans to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                         (ii)  attempt  by the Borrower to revoke (expressly, by
later inconsistent notices or otherwise) in whole or part any Rate Requests under Section 2.5 [Request to Select Interest Rate Options] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4 [Prepayments], or

                         (iii) default  by  the  Borrower in the performance  or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Term Loans or any other amount due hereunder.

                  If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

            4.6    NOTES.

            Upon the request of any Bank, the Term Loans made by such Bank may be evidenced by a Term Note in the form of EXHIBIT 1.1(T).

            4.7    TAXES.

                  4.7.1  NO DEDUCTIONS.

                  All payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Banks and all income and franchise taxes of the United States applicable to the Banks (all such non-excluded taxes, levies, imposts deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under the Credit Agreement, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection), the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

                  4.7.2  STAMP TAXES.

                  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration or otherwise with respect to, the Credit Agreement (hereinafter referred to as "Other Taxes").

                  4.7.3  INDEMNIFICATION FOR TAXES PAID BY BANKS.

                  The Borrower shall indemnify the Banks for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by such Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank makes written demand therefor.

                  4.7.4  CERTIFICATE.

                  Within 30 days after the date of any payment of any Taxes by the Borrower, the Borrower shall furnish to the Administrative Agent for the benefit of the Banks the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by the Borrower, the Borrower shall, if so requested by any Bank, provide a certificate of an officer of the Borrower to that effect.

                  4.7.5  SURVIVAL.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections 4.7.1 through 4.7.4 shall survive the payment in full of principal and interest under any promissory note made by Borrower to any Bank under the Credit Agreement.

                  4.7.6  REFUND AND CONTEST.

                  If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes or Other Taxes with respect to which the Borrower was required to take the actions specified in the second sentence of subsection 4.7.1, the relevant Bank (to the extent such Bank reasonably determines in good faith that it will not suffer any adverse effect as a result thereof) shall cooperate with the Borrower in challenging the imposition of such Taxes or Other Taxes at the Borrower's expense if so requested by the Borrower in writing. If such Bank receives a refund of Taxes or Other Taxes for which the payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Bank is attributable to the Borrower, then such Bank shall reimburse the Borrower for such amount as such Bank determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. No Bank nor any Agent shall be obliged to disclose information regarding its tax affairs or computations to Borrower in connection with this Section 4.7.6 or any other provision of Section 4.7.




                        5. REPRESENTATIONS AND WARRANTIES

            5.1 REPRESENTATIONS AND WARRANTIES.

            The Borrower represents and warrants to the Agents and each of the Banks as follows:

                  5.1.1 ORGANIZATION AND QUALIFICATION.

                  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

                  5.1.2 LLC INTERESTS OF BORROWER; SUBSIDIARIES; AND SUBSIDIARY SHARES.

                  SCHEDULE 5.1.2 states the name of each of the Borrower's Subsidiaries, its jurisdiction of organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary
Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. SCHEDULE 5.1.2 also sets forth the jurisdiction of organization of the Borrower, its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "Borrower LLC Interests"). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien, other than liens in favor of the Administrative Agent for the benefit of the Banks under the Loan Documents. AWAC has good and marketable title to all of the Borrower LLC Interests it purports to own, free and clear in each case of any Lien. All Borrower LLC Interests, Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests, LLC Interests and Borrower LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Borrower LLC Interests, Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 5.1.2.

                  5.1.3  POWER AND AUTHORITY.

                  (a) Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. The Borrower and each Subsidiary of the Borrower party to the Acquisition Documents has full power to enter into, execute, deliver and perform the Acquisition Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its respective part.

                  (b) To the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, each member of the ACC Group has full power to enter into, execute, deliver and perform the Acquisition Documents to which it is a party and all such actions have been duly authorized by all necessary proceedings on its respective part.

                  5.1.4  VALIDITY AND BINDING EFFECT.

                  (a) This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. The Acquisition Documents have been duly and validly executed and delivered by the Borrower and each Subsidiary of the Borrower party thereto. On the Closing Date the Acquisition Transactions shall be consummated in accordance with the terms of the Acquisition Documents. The Acquisition Documents constitute the legal, valid and binding obligation of the Borrower and each Subsidiary of the Borrower party thereto, enforceable against each such Person in accordance with the terms thereof, except to the extent that enforceability of the Acquisition Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance. A complete copy of the Acquisition Documents has been delivered to the Administrative Agent.

                  (b) To the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, each of the Acquisition Documents has been duly and validly executed and delivered by each member of the ACC Group party thereto. To the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, each Acquisition Document constitutes the legal, valid and binding obligation of each member of the ACC Group party thereto, enforceable against each such member of the ACC Group in accordance with the terms thereof, except to the extent that enforceability of the Acquisition Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  5.1.5  NO CONFLICT.

                  (a) Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party or the Acquisition Documents by the Borrower or any Subsidiary of the Borrower party thereto, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or in the case of the Acquisition Documents, of the Borrower or any Subsidiary of the Borrower party thereto or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any Subsidiary of the Borrower party to the Acquisition Documents, or any Loan Party or any Subsidiary of any Loan Party, is a party or by which any of the foregoing Persons is bound or to which any of the foregoing Persons is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any Subsidiary of the Borrower party to the Acquisition Documents or of any Loan Party or any Subsidiary of any Loan Party (other than Liens granted under the Loan Documents).

                  (b) To the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, neither the execution and delivery of the Acquisition Documents by any member of the ACC Group, nor the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any such Person or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any such Person is a party or by which any of the foregoing Persons is bound or to which any of the foregoing Persons is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any such Person.

                  5.1.6  LITIGATION.

                  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in a Material Adverse Change.

                  5.1.7  FINANCIAL STATEMENTS.

                         (i)   ACC HISTORICAL STATEMENTS.  The    Borrower   has
delivered to the Administrative Agent copies of the audited consolidated year-end balance sheet for ACC as of the end of the fiscal years ended December 31, 1996 and December 31, 1997 and copies of the audited consolidated statements of income, of equity investment and of cash flow for each of the three years in the period ended December 31, 1997 (collectively, the "ACC Annual Statements"). To the knowledge of the Borrower based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, the ACC Annual Statements were compiled from the books and records maintained by ACC's management, are correct and complete and fairly represent the consolidated financial condition of ACC as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                        (ii) ACCURACY OF FINANCIAL STATEMENTS. To the knowledge of the Borrower based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, ACC has no liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the ACC Annual Statements or in the notes thereto, and there are no unrealized or anticipated losses from any commitments of ACC which could reasonably be expected to result in a Material Adverse Change. Since December 31, 1997, no Material Adverse Change has occurred.

                        (iii) FINANCIAL PROJECTIONS. The Borrower has delivered to the Agents financial projections of the Borrower and its Subsidiaries for the period January 1, 1998 through and including December 31, 2002 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the ACC Annual Statements, the historical performance of Arch of Wyoming LLC, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect, in all material respects on a consolidated basis, the liabilities of the Borrower and its Subsidiaries upon consummation of the Acquisition Transactions and of the transactions contemplated hereby as of the Closing Date.


                   5.1.8 USE OF PROCEEDS; MARGIN STOCK.

                        5.1.8.1  GENERAL.

                        The Loan Parties shall use the proceeds of the Loans in accordance with Sections 2.4 and 7.1.9.

                        5.1.8.2  MARGIN STOCK.

                        None of the Loan Parties nor any Subsidiary of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties nor any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                  5.1.9  FULL DISCLOSURE.

                  Neither this Agreement nor any other Loan Document, nor the Acquisition Documents, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Bank in connection herewith or therewith, contains with respect to the Borrower and its Subsidiaries, and to the knowledge of the Borrower with respect to the ACC Group on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.10       TAXES.

                  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  5.1.11    CONSENTS AND APPROVALS.

                  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 5.1.11, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE
5.1.11. All material consents, approvals, exemptions, orders or authorization of, or registration or filing with, any Official Body or any other Person as required by any Law or any agreement in connection with the execution, delivery and carrying out of the Acquisition Transactions in accordance with the Acquisition Documents have been obtained or made on or prior to the Closing Date, except as otherwise indicated on SCHEDULE 5.1.11.

                  5.1.12 NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS AND MATERIAL CONTRACTS.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change. All Material Contracts described in clauses (ii) or
(iii) of the definition of "Material Contracts" to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or Subsidiary of any Loan Party is bound are valid, binding and enforceable upon such Loan Party or Subsidiary and to the best knowledge of the Borrower upon each of the other parties thereto in accordance with their respective terms and there is no default by any Loan Party or any Subsidiary of any Loan Party under any Material Contract nor, to the Loan Parties' knowledge, any default thereunder with respect to parties thereto other than any Loan Party or Subsidiary of a Loan Party except in each case to the extent the same could not reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

                  5.1.13       INSURANCE.

                  No notice has been given or claim made and no grounds exist to cancel or avoid any insurance policies or bonds to which the Loan Parties are subject or to reduce the coverage provided thereby. The Loan Parties are subject to insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                  5.1.14     COMPLIANCE WITH LAWS.

                  The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.18 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                  5.1.15     INVESTMENT COMPANIES; REGULATED ENTITIES.

                  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiary of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  5.1.16     PLANS AND BENEFIT ARRANGEMENTS.

                         (i)   The  Borrower  and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                         (ii)  No  event  requiring  notice  to  the  PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                         (iii)  Neither  the  Borrower nor any  other  member of
the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  5.1.17       EMPLOYMENT MATTERS.

                  Each of the Loan Parties and each of their Subsidiaries is in substantial compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change.

                  5.1.18       ENVIRONMENTAL MATTERS.

                  The Loan Parties and their Subsidiaries are and have been in substantial compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change. Neither any property of any Loan Party or any Subsidiary of any Loan Party nor their respective operations conducted thereon violates any order of any court of governmental authority made pursuant to Environmental Laws except for noncompliance with respect thereto which could not reasonably be expected to result in a Material Adverse Change. There are no threatened or pending Environmental Claims against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change. Neither any Loan Party nor any Subsidiary of any Loan Party has received any notice from any governmental or regulatory authority regarding actual or contingent liability in connection with any release or threatened release of any Hazardous Substance into the environment which actual or contingent liability could reasonably be expected to result in a Material Adverse Change.

                  5.1.19       SENIOR DEBT STATUS.

                  The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.20       TITLE TO PROPERTIES.

                  Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. On the Closing Date, the Borrower, in accordance with the Purchase Agreement and the Contribution Agreement, shall have received as a contribution to its capital such assets as are necessary for the operation of the Business, including, without limitation, all material assets set forth in the ACC Balance Sheet (other than assets permitted to otherwise be sold or transferred by ACC in accordance with the Purchase
Agreement or Contribution Agreement prior to the Closing Date and other than those assets which, in accordance with the Purchase Agreement or Contribution Agreement, are not to be transferred by ACC to the Borrower).

                  5.1.21       SECURITY INTERESTS.

                  The Liens and security interests granted to the Administrative Agent for the benefit of the Banks pursuant to the Collateral Documents constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and, in each jurisdiction where required in order to perfect the security interests described above, taking possession of any certificates or instruments evidencing the Collateral, all such action as is necessary or advisable to establish such rights of the Administrative Agent will have been taken, and there will be, upon execution and delivery of the Collateral Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  5.1.22       STATUS OF THE PLEDGED COLLATERAL.

                  All the Subsidiary Shares, Partnership Interests or LLC Interests included in the Collateral to be pledged pursuant to the Pledge Agreement (Subsidiary Equity Interests) are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement (Subsidiary Equity Interests) and except as the right of the Banks to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the SEC thereunder and by applicable state securities laws and the Canyon Fuel LLC Agreement. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Shares, Partnership Interests or LLC Interests included in the

Collateral except for the partnership agreements and limited liability company agreements described on SCHEDULE 5.1.22. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.

                  5.1.23       BLACK LUNG.

                  As of the Closing Date, to the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, the ACC Annual Statements contain reasonably adequate reserves in accordance with GAAP for the black lung liability of ACC.

                   5.1.24      COASTAL AGREEMENT.

                  Canyon Fuel is a "Buyer Indemnitee" under the Coastal Agreement and, as such, has the rights of an "Indemnified Party" under the Coastal Agreement. Consummation of the Acquisition Transactions will not alter the rights of Canyon Fuel under the Coastal Agreement.



            5.2    CONTINUATION OF REPRESENTATIONS.

            Except as to those representations and warranties limited by their terms to the Closing Date, the Borrower makes the representations and warranties in this Section 5 on the date hereof, on the Closing Date and on the Syndication Date as provided in and subject to Section 6.2.


                            6. CONDITIONS OF LENDING

      The obligation of each Bank to make the Term Loans hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of the Term Loans and to the satisfaction of the following further conditions:

            6.1 CONDITIONS TO CLOSING.

            On the Closing Date:

                  6.1.1  OFFICER'S CERTIFICATE.

                  The representations and warranties of the Borrower contained in Section 5 and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Closing Date (with each such representation and warranty to be made after giving effect to the consummation of the Acquisition Transactions and the making of the Distribution) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate of the Borrower dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer, other authorized officer or Managing Member of the Borrower to each such effect.

                  6.1.2  SECRETARY'S CERTIFICATE.

                  There shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                         (i)   all action taken by each Loan Party in connection
with this Agreement and the other Loan Documents;

                         (ii)  the  names  of the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and

                        (iii) a copy of each Loan Party's organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and partnership agreement, or limited liability company certificate and agreement, as the case may be, as in effect on the Closing Date and, in the case of the certificate of incorporation, limited partnership certificate or limited liability company certificate, certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in the state of its formation and each jurisdiction where it conducts business.

                  6.1.3  DELIVERY OF LOAN DOCUMENTS; FILING RECEIPTS.

                  This Agreement, the Guaranty Agreement, the Collateral Sharing Agreement, the Collateral Documents and the other Loan Documents shall have been duly executed and delivered to the Administrative Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Subsidiary Shares, the Partnership Interests and the LLC Interests, and all other instruments and Collateral required to be delivered to the Administrative Agent for the benefit of the Banks under the Collateral Documents. The Administrative Agent shall have received copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing.

                  6.1.4  OPINION OF COUNSEL.

                  There shall be delivered to the Administrative Agent for the benefit of each Bank a written opinion of Kirkpatrick & Lockhart LLP and of Jeffry Quinn, General Counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel:

                         (i)   as to the matters set forth in EXHIBIT 6.1.4;
and

                         (ii)  as  to  such  other  matters   incident   to  the
transactions contemplated herein as the Administrative Agent may reasonably request.

There shall also be delivered to the Administrative Agent a copy of the opinion of John R. Lucas, Associate Counsel to ARCO, in connection with the Acquisition Transactions.

                  6.1.5  LEGAL DETAILS.

                  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents and by the Acquisition Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                  6.1.6  PAYMENT OF FEES.

                  The Borrower shall have paid or caused to be paid to the Arrangers all fees required to be paid by the Borrower to the Arrangers, and all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Arrangers and the Banks are entitled to be reimbursed.

                  6.1.7  CONSENTS.

                  All material consents required to effectuate the transactions contemplated by the Loan Documents and by the Acquisition Documents shall have been obtained.

                  6.1.8 OFFICER'S CERTIFICATE REGARDING NO MATERIAL ADVERSE CHANGE.

                  Since December 31, 1997, to the Borrower's knowledge, no event shall have occurred with respect to ACC which could reasonably be expected to result in a Material Adverse Change; since December 31, 1997, there shall have been no material change in the management of the Borrower; and there shall have been delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date, in form and substance satisfactory to the Agents, and signed by the President, other executive financial officer or Managing Member of the Borrower to each such effect and further certifying that the Borrower and its Subsidiaries on a consolidated basis are Solvent, the accuracy of all representations and warranties by the Loan Parties under the Loan Documents, the compliance with all covenants under the Loan Documents and the absence of any Event of Default or Potential Default, with all certifications after giving effect to the Acquisition Transactions and the making of the Distribution.

                  6.1.9  NO VIOLATION OF LAWS.

                  The making of the Loans, the making of the Distribution and the consummation of the Acquisition Transactions and of the transactions contemplated by the Acquisition Documents and the Contribution Agreement shall not contravene any Law applicable to any Loan Party or any of the Banks.

                  6.1.10     NO ACTIONS OR PROCEEDINGS.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents, the Acquisition Transactions, the Acquisition Documents and the Contribution Agreement or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents or which in the good faith judgment of the Agents could adversely affect the syndication of the Loans.

                  6.1.11     ACQUISITION.

                  Any material change to the Contribution Agreement or the Purchase Agreement, and any changes to the forms of the Tax Sharing Agreement or the LLC Agreements delivered to the Arrangers at or about the time of execution of the Purchase Agreement shall be reasonably satisfactory to the Arrangers. The amount of and the terms of payment of the Distribution shall be not greater than $700,000,000. All conditions to closing under the Acquisition Documents shall have been satisfied or waived to the satisfaction of the Agents. The Acquisition Transactions shall have been consummated in accordance with the terms of the Acquisition Documents, and an Authorized Officer of the Borrower shall certify the foregoing to the Administrative Agent for the benefit of each Bank.

                  6.1.12     BORROWER CAPITAL AND FINANCING.

                  Contributions to the equity of the Borrower shall have been consummated on terms and conditions and in the amounts required by the Acquisition Documents.

                  6.1.13       INSURANCE.

                  The Borrower shall have delivered to the Agents evidence of the insurance required under the Loan Documents.

                  6.1.14       REPORT OF INDEPENDENT ENGINEER.

                  The report of Weir International, independent engineers, shall have been provided to the Agents with respect to the coal reserves, coal supply contracts, mining conditions and related matters for the properties to be acquired by or contributed to Borrower as part of the Acquisition Transactions, and such report shall be satisfactory in form, substance and scope to the Agents.

                  6.1.15       CREDIT FACILITY FOR THE PARENT.

                  All conditions to closing shall have been satisfied under the Arch Credit Facility.

                  6.1.16       SATISFACTORY ENVIRONMENTAL REVIEW.

                  The Loan Parties shall cause to be performed and completed an environmental audit with respect to the owned and leased real property of the Loan Parties (collectively, the "Reviewed Property") by consultants satisfactory to the Agents and shall provide all reports and results of such audit in writing to the Agents. Such reports shall meet the Agents' minimum requirements for phase I environmental assessments and any other requirements of the Agents. The environmental condition of the Loan Parties' and their Subsidiaries' assets, as substantiated by such audit, shall be satisfactory to the Agents in all respects. On the Closing Date the appropriate officers of the applicable Loan Parties shall have delivered to the Agents in form and substance satisfactory to the Agents a certificate to the effect that the Loan Parties have made known to the Agents all information known to them and their Subsidiaries concerning Environmental Conditions and Environmental Complaints and the Loan Parties' and their Subsidiaries' compliance with the Environmental Laws relating to any of the Reviewed Property and any other site for which any Loan Party or Subsidiary of a Loan Party has received notice that it is potentially responsible for Environmental Conditions.

                  6.1.17       NON-OCCURRENCE OF CERTAIN EVENTS.

                  No disruption or change in the financial, banking or capital markets shall have occurred or shall be pending which, in the good faith judgment of the Agents, could adversely affect the syndication of the Loans.

                  6.1.18       DELTA HOUSING GUARANTY.

                  An  original,   executed  counterpart  of  the  Delta  Housing
Guaranty shall have been delivered to the Administrative Agent.

            6.2    SYNDICATION.

                  6.2.1  SYNDICATION DATE REPRESENTATIONS AND WARRANTIES.

                        (a) On the Syndication Date, the representations and warranties of the Borrower contained in Section 5 and in the other Loan Documents shall be true with the same effect as though such representations and warranties had been made on such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof, and no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

                        (b) On the Syndication Date, the Loan Parties shall deliver to the Administrative Agent for the benefit of the Banks (i) an Officer's Certificate dated as of the Syndication Date with respect to the matters set forth in Sections 6.2.1(a), (ii) a Secretary's Certificate dated as of the Syndication Date with respect to the matters set forth in Section 6.1.2 and stating that there have been no changes in the charter documents or bylaws of the Borrower or any other Loan Party since the Closing Date, (iii) Term Notes dated as of the Syndication Date which give effect to the syndication on the Syndication Date of the Commitments of the Banks which originally executed the Credit Agreement in exchange for the original Term Notes issued to such Banks,
(iv) written  opinions of the counsel to the Loan Parties  identified in Section
6.1.4 with respect to such matters as the Administrative  Agent may request, and
(v) acknowledgments dated as of the Syndication Date to the Loan Documents in form and substance satisfactory to the Administrative Agent.

                  6.2.2  SYNDICATION COOPERATION.

                  The Borrower will use all reasonable efforts to assist the Agents in syndicating the credit facilities, including participating in meetings with potential syndicate members. The Borrower agrees that it will cooperate with the Agents in syndicating the Term Loans, including, without limitation, by consenting to reasonable amendments to this Agreement (other than changes in pricing) and the other Loan Documents which may be required by potential syndicate members.


                                  7. COVENANTS

            7.1    AFFIRMATIVE COVENANTS.

            The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply at all times with the following affirmative covenants:

                      7.1.1 PRESERVATION OF EXISTENCE, ETC.

                  The Borrower shall maintain its legal existence as a limited liability company. The Borrower shall maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify or maintain such qualification could be corrected without a material adverse effect on the Borrower. The

Borrower shall cause each of its Subsidiaries to maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be except as otherwise expressly permitted in Section 7.2.3 [Liquidations, Mergers, etc.]. The Borrower shall cause each of its Subsidiaries to maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Change.

                  7.1.2  PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid after becoming due, might become a lien or charge upon any properties of the Borrower or any Subsidiary of the Borrower, PROVIDED that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which there are proper reserves as required by GAAP, but only to the extent that failure to discharge any such liabilities would not adversely affect the value of the Collateral.

                  7.1.3  MAINTENANCE OF INSURANCE.

                  The Borrower shall, and shall cause each of its Subsidiaries to, be subject to insurance policies which insure their respective properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

                  7.1.4  MAINTENANCE OF PROPERTIES AND LEASES.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its respective material properties, necessary or useful in the proper conduct of the business of the Borrower or such Subsidiary of the Borrower, in good working order and condition, ordinary wear and tear excepted.

                  7.1.5  VISITATION RIGHTS.

                  The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Banks to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of the Borrower or any Subsidiary of the Borrower, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

                  7.1.6  KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.7 PLANS AND BENEFIT ARRANGEMENTS.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  7.1.8  COMPLIANCE WITH LAWS.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section
7.1.8 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall and shall cause each of its Subsidiaries to comply with all Environmental Permits applicable to their respective operations and properties; obtain and renew all Environmental Permits necessary for their respective operations and properties; and manage, use and handle all Hazardous Substances in compliance with all applicable Environmental Laws, in each case, except for such non-compliance which would not or could not reasonably be expected to result in a Material Adverse Change.

                  7.1.9  USE OF PROCEEDS.

                  The Borrower will use the proceeds of the Loans only to finance the making of a portion of the Distribution. The Borrower's use of the proceeds of the Loans shall not be for any purpose which contravenes any applicable Law or any provision hereof.

                  7.1.10       OPERATION OF MINES.

                  The Borrower shall, and shall cause each of its Subsidiaries to, operate their mines in all material respects in accordance with sound coal mining practices and all applicable Federal, state and local laws, rules and regulations, including, without limitation, laws and regulations relating to land reclamation, pollution control and mine safety.

                  7.1.11       MAINTENANCE OF MATERIAL CONTRACTS.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with the provisions of and to maintain in full force and effect all licenses and permits required for the lawful operation of the Borrower and each of its Subsidiaries and all Material Contracts to which any such Person is a party, except where the failure to so maintain in full force and effect a license, permit or Material Contract could not be reasonably expected to result in a Material Adverse Change.

                  7.1.12       FURTHER ASSURANCES.

                  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                  7.1.13       INTEREST RATE PROTECTION.

                  The Borrower shall have entered into, within ninety (90) days following the Closing Date, interest rate protection agreements with financial institutions acceptable to the Administrative Agent (it being understood that any Bank will be acceptable to the Administrative Agent) for a period of at least three (3) years (y) priced with a strike price not to exceed two percent (2%) over the rate of interest otherwise applicable to the Term Loans as of the Closing Date, and (z) in an amount equal to at least 50% of the Term Loans funded on the Closing Date (the "Interest Rate Protection Agreement"). Documentation for the Interest Rate Protection Agreement shall be in a standard International Swap Dealer Association Agreement, shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and shall not require that any collateral, other than Collateral pledged to the Administrative Agent for the benefit of the Banks, be provided as security for such agreement.

            7.2    NEGATIVE COVENANTS.

            The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Borrower shall and shall, cause each of its Subsidiaries to, comply with the following negative covenants:

                  7.2.1  INDEBTEDNESS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                         (i)   Indebtedness under the Loan Documents;

                         (ii)  unsecured Indebtedness  of  the  Borrower payable
to the Parent;

                         (iii) other   Indebtedness,  not   to  exceed  in   the
aggregate at any time outstanding for the Borrower and its Subsidiaries, $25,000,000; and

                         (iv)  Indebtedness of  any  Subsidiary  of the Borrower
payable to the Borrower.

                  7.2.2  LIENS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  7.2.3  LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that:

                  (1) any Subsidiary of the Borrower may consolidate or merge into any other Subsidiary of the Borrower (except for Canyon Fuel);

                  (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person, (B) substantially all of assets of another Person or of a business or division of another Person, or (C) any additional ownership interest in Canyon Fuel (each a "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                         (i)   the  board   of  directors  or  other  equivalent
governing body of such Person shall have approved such Permitted Acquisition;

                         (ii)  the  business acquired, or the business conducted
by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.7 [Continuation of or Change in Business];

                         (iii)  no  Potential  Default or Event of Default shall
exist   immediately   prior  to  and  after  giving  effect  to  such  Permitted
Acquisition; and

                         (iv)  the  Borrower  and  its  Subsidiaries shall be in
compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], and 7.2.12 [Minimum Net Worth] determined on a pro forma basis after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition as if such Indebtedness were incurred as of the first day of the applicable period of determination).

                  7.2.4  DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment, general intangibles, with or without recourse, or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

                         (i)   transactions  involving  the  sale  of  inventory
or equipment in the ordinary course of business;

                         (ii)  any sale, transfer or  lease  of  assets  by  any
wholly-owned Significant Subsidiary of the Borrower to the Borrower or to any other wholly-owned Significant Subsidiary of the Borrower;

                         (iii) any  sale  of assets if and to the extent the Net
Cash Proceeds thereof are applied within 90 days of the consummation of such sale to the purchase by the Borrower or a Subsidiary of substitute assets;
PROVIDED that the Borrower shall have delivered to the Administrative Agent a certificate (a "Replacement Sales Certificate") of the chief financial officer or the treasurer of the Borrower, certifying as to (x) the amount of such Net Cash Proceeds and (y) the fact that the Borrower or a Subsidiary shall invest such Net Cash Proceeds in substitute assets within 90 days after the date of consummation of such sale;

                         (iv)  any  other  sale,  transfer or lease of assets so
long as after giving effect thereto the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio] and 7.2.12 [Minimum Net Worth] determined on a pro forma basis, and prior to consummating any such sale, transfer or lease of assets, the Borrower shall have provided written notice thereof to the Administrative Agent together with a certification of the Borrower of the compliance of the Borrower and its Subsidiaries with such covenants, setting forth in such certification a detailed calculation of such pro forma compliance; or

                         (v)  any  sale, transfer,  lease  or  other disposition
of assets in the ordinary course of business which are obsolete or are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business.

Notwithstanding the provisions of this Section 7.2.4, it is expressly agreed that the Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of the properties or assets, tangible or intangible, or any of the limited liability interests of Thunder Basin Coal Company LLC, a Delaware limited liability company, other than transactions permitted by clauses (i), (iii) or (v) above.

                  7.2.5  AFFILIATE TRANSACTIONS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to) with any Affiliate of the Borrower unless such transaction is not otherwise prohibited by this Agreement and is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions.

                  7.2.6  SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Significant Subsidiary (other than Canyon Fuel) which has joined the Guaranty Agreement as Guarantor on the Closing Date; (ii) any Subsidiary which after the Closing Date becomes a Significant Subsidiary and which upon becoming a Significant Subsidiary becomes a Guarantor in accordance with Section
10.18 [Joinder of Guarantors] and whose equity interests are pledged to the Administrative Agent for the benefit of the Banks in accordance with Section 10.18; and (iii) any Subsidiary which is not a Significant Subsidiary. The Borrower shall cause any of its Subsidiaries which at any time becomes a Significant Subsidiary to become a Guarantor in accordance with Section 10.18 [Joinder of Guarantors] and shall cause each owner of the equity interests thereof to pledge such equity interests to the Administrative Agent for the benefit of the Banks in accordance with Section 10.18. Except as shown on
SCHEDULE 7.2.6, neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, or (2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties.

                  7.2.7  CONTINUATION OF OR CHANGE IN BUSINESS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business substantially as conducted and operated by the Borrower or such Subsidiary as of the date of consummation of the transactions contemplated by the Contribution Agreement and any business substantially related thereto, and neither the Borrower nor any Subsidiary of the Borrower shall permit any material change in such business.

                  7.2.8 PLANS AND BENEFIT ARRANGEMENTS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, resulting in liability under ERISA or otherwise violate ERISA.

                  7.2.9  NO RESTRICTION ON DIVIDENDS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner, the payment of dividends or other distributions (whether in cash, securities, property or otherwise), the incurrence of Indebtedness by the Borrower or any Subsidiary of the Borrower which is payable to Parent or the making of any loan to the Parent by the Borrower or any Subsidiary of the Borrower other than this Agreement, the restrictions applicable to Canyon Fuel set forth in the Canyon Fuel LLC Agreement and the restrictions applicable to the Borrower set forth in the Arch Western LLC Agreement.

                  7.2.10       MAXIMUM LEVERAGE RATIO.

                  The Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                  PERIOD                         RATIO
       Closing Date through and
          including December 31,
          1998                               5.50 TO 1.00
                                             ------------
       January 1, 1999 through and
          including December 31,
          1999                               5.25 TO 1.00
                                             ------------
       January 1, 2000 through and
          including December 31,
          2000                               4.50 TO 1.00
                                             ------------

       January 1, 2001 through and
          including December 31,
          2001                               3.50 TO 1.00
                                             ------------
       January 1, 2002 and
          thereafter                         3.00 TO 1.00
                                             ------------


                  7.2.11       MINIMUM FIXED CHARGE COVERAGE RATIO.

                  The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the ratio specified below for the periods specified below:

                  PERIOD                         RATIO
       Closing Date through and
          including December 31,
           1998                              2.00 TO 1.00
                                             ------------

       January 1, 1999 through and
          including December 31,
          1999                               2.25 TO 1.00
                                             ------------

       January 1, 2000 through and
          including December 31,
          2000                               2.75 TO 1.00
                                             ------------

       January 1, 2001 through and
          including December 31,
          2001                               3.50 TO 1.00
                                             ------------

       January 1, 2002 and
          thereafter                         4.50 TO 1.00
                                             -------------

                  7.2.12       MINIMUM NET WORTH.

                  The Borrower shall not at any time permit Consolidated Tangible Net Worth to be less than the Base Net Worth.

                  7.2.13       LOANS AND INVESTMENTS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds (other than, in the ordinary course of business, royalty bonds or bonds securing performance by the Borrower or a Subsidiary of the Borrower under bonus bids), notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other Investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                  (i) trade credit extended on usual and customary terms in the ordinary course of business;

                  (ii)  Permitted Investments;

                 (iii)  loans  to the  Parent  so   long  as any  such  loan  is
evidenced by the Eligible Note Receivable which is pledged to the Administrative Agent for the benefit of the Banks pursuant to the Note Pledge Agreement; and

                  (iv) the investment by the Borrower in its Subsidiaries.

                  7.2.14       NO AMENDMENTS TO ACQUISITION DOCUMENTS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the Acquisition Documents or the Coastal Agreement which could reasonably be expected to be material and adverse to the Banks without the prior written consent of the Agents.

                  7.2.15       LIMITATION ON CAPITAL EXPENDITURES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $150,000,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.

            7.3    REPORTING REQUIREMENTS.

            The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Banks:

                  7.3.1 QUARTERLY FINANCIAL STATEMENTS.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower and its SUBSIDIARIES consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter, related consolidated and consolidating statements of income and equity, and related consolidated statement of cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                  7.3.2  ANNUAL FINANCIAL STATEMENTS.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, related consolidated and consolidating statements of income and equity, and related consolidated statement of cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and with respect to the consolidated financial statements certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

                  7.3.3  CERTIFICATE OF THE BORROWER.

                  Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Banks pursuant to Sections
7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower, in the form of EXHIBIT 7.3.3, to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in
Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time which shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                  7.3.4  NOTICE OF DEFAULT.

                  Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

                  7.3.5  NOTICE OF LITIGATION.

                  Promptly after the commencement thereof or promptly after the determination thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or any Subsidiary of any Loan Party, which (x) involve or could be reasonably expected to involve assessments against any Loan Party or any Subsidiary of any Loan Party in excess of $10,000,000, individually or in the aggregate, or (y) involve a claim or series of claims which if adversely determined could reasonably be expected to result in a Material Adverse Change or (z) adversely affect the value of the Collateral.

                  7.3.6  NOTICE OF CHANGE IN DEBT RATING.

                  Within five (5) Business Days after Standard & Poor's or Moody's announces a change in the Parent's Debt Rating, notice of such change. Borrower will deliver together with such notice a copy of any written notification which Borrower received from the applicable rating agency regarding such change of Debt Rating.

                  7.3.7  NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                        7.3.7.1  CERTAIN EVENTS.

                        Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                         (i)  any  Reportable Event with respect to the Borrower
or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                         (ii) any Prohibited Transaction which could subject the
Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                        (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                         (iv)  any  partial   or   complete   withdrawal  from a
Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                         (v)   any  cessation  of operations (by the Borrower or
any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                         (vi)  withdrawal by the Borrower  or   any other member
of the ERISA Group from a Multiple Employer Plan,

                         (vii)  a failure by the Borrower or any other member of
the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                         (viii) the adoption   of   an  amendment   to   a  Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                         (ix)  any  change  in  the  actuarial  assumptions   or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                         7.3.7.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL REPORTS.

                           As soon as available or within thirty (30) days after
receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                        7.3.7.3  NOTICE OF VOLUNTARY TERMINATION.

                        Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                  7.3.8  OTHER INFORMATION.

                  Promptly following request therefor, such other information as any Agent or Bank may reasonably request.


                                   8. DEFAULT

            8.1 EVENTS OF DEFAULT.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  8.1.1 PAYMENTS UNDER LOAN DOCUMENTS.

                  The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) when such principal is due hereunder or (ii) any interest on any Loan, or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  8.1.2  BREACH OF WARRANTY.

                  (a) Any representation or warranty made by the Borrower in Sections 5.1.3(b), 5.1.4(b), 5.1.5(b), or 5.1.7(i) or (ii) or, with respect to the ACC Group, in Section 5.1.9 hereof, shall prove to have been false or misleading as of the time it was made by the Borrower without giving effect to the qualification in each such Section that the Borrower was making such representation or warranty "to the knowledge of the Borrower", to an extent that could reasonably be expected to result in a Material Adverse Change;

                  (b) Any other representation or warranty made at any time by the Borrower herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3  BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.5 [Visitation Rights],
Section 7.2 [Negative Covenants], or Section 7.3.4 [Notice of Default];

                  8.1.4  BREACH OF OTHER COVENANTS.

                  (a) Any of the Loan Parties shall fail to timely perform the covenants set forth in Sections 7.3.1, 7.3.2 or 7.3.3 and such default shall continue unremedied for a period of thirty (30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof;

                  (b) Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty
(30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

                  8.1.5  DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness or any Derivatives Obligations under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $10,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes (or with the giving of notice or the passage of time or both would permit or cause) the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  8.1.6  JUDGMENTS OR ORDERS.

                  Any judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry; PROVIDED, HOWEVER, that any such judgment or order shall not be an Event of Default under this
Section 8.1.6 if and for so long as (i) the amount of such judgment or order in excess of $10,000,000 is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

                  8.1.7  LOAN DOCUMENT UNENFORCEABLE.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  8.1.8  UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

                  Any of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                  8.1.9  NOTICE OF LIEN OR ASSESSMENT.

                  A notice of Lien or assessment in excess of $10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any tax or debt owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  8.1.10      INSOLVENCY.

                  The Borrower and its Subsidiaries, taken as a whole, cease to be Solvent;

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

                  8.1.11      EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                  Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi),
(vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  8.1.12       CESSATION OF BUSINESS.

                  The Loan Parties, taken as a whole, cease to conduct their business as contemplated, except as expressly permitted under Section 7.2.3 [Liquidations, Mergers, etc.] or 7.2.4 [Dispositions of Assets and
Subsidiaries], or are enjoined, restrained or in any way prevented by court order from conducting all or any material part of their business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

                  8.1.13       CHANGE OF CONTROL.

                  Any of the following shall occur: (i) Parent shall cease to own, directly or indirectly, at least ninety-nine percent (99%) of all issued and outstanding member interests in the Borrower, (ii) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities
Exchange Act of 1934, as amended) other than Ashland Inc. shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35% or more of the voting capital stock of the Parent; or (iii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent;



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

                  8.1.14       INVOLUNTARY PROCEEDINGS.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Parent, any Loan Party or Significant Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Parent, any Loan Party or Significant Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undisguised or unseated and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  8.1.15       VOLUNTARY PROCEEDINGS.

                  The Parent, any Loan Party or Significant Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

            8.2    CONSEQUENCES OF EVENT OF DEFAULT.

                  8.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                  If an Event of Default  specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, the Banks and the Administrative Agent shall be under no further obligation to make Loans, and the Administrative Agent may, and upon the request of the Required Banks shall, by written notice to the Borrower, take one or both of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, and (ii) declare the unpaid principal amount of the Term Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

                  8.2.2  BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                  If an Event of Default specified under Section 8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Banks shall be under no further obligation to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  8.2.3  SET-OFF.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Administrative Agent; and

                  8.2.4  SUITS, ACTIONS, PROCEEDINGS.

                  If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Term Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agents or any Bank, if owed any amount with respect to the Term Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of any Agent or such Bank; and

                  8.2.5  APPLICATION OF PROCEEDS.

                  From and after the date on which the Administrative Agent shall have taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any remedy by the Administrative Agent shall be applied as follows:

                         (i)   first, to reimburse the Administrative Agent and
the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                         (ii)  second, to the repayment of all Indebtedness then
due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                        (iii)  the balance, if any, as required by Law.

                  8.2.6  OTHER RIGHTS AND REMEDIES.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Administrative Agent and the Banks under the Loan Documents or applicable Law.

                  8.2.7  NOTICE OF SALE.

                  Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.


                                  9. THE AGENTS

            9.1 APPOINTMENT.

            Each Bank hereby designates, appoints and authorizes: (i) PNC Bank to act as Administrative Agent for such Bank under this Agreement and the other Loan Documents for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents, and (ii) authorizes each of PNC Bank and Morgan to act as Agent for such Bank under this Agreement. Each Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agents, the Administrative Agent or any of them by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement, and each of PNC Bank and Morgan agrees to act as Agent on behalf of the Banks to the extent provided in this Agreement.

            9.2    DELEGATION OF DUTIES.

            The Agents and the Administrative Agent may perform any of their respective duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of their respective duties as Agents or the Administrative Agent, as the case may be) and, subject to Sections
9.5 [Reimbursement and Indemnification of Agents by the Borrower] and 9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained. It is acknowledged and agreed that NationsBank, N.A. has received the title of Documentation Agent under this Agreement, however, such designation is solely to give NationsBank, N.A. such title and NationsBank, N.A. has no duties, responsibilities, functions, obligations or liabilities implied or otherwise under the Loan Documents solely as a result of being so designated as Documentation Agent.

            9.3    NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

            Neither the Agents nor the Administrative Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent and of the Agents shall be mechanical and administrative in nature; neither the Administrative Agent nor the Agents shall have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "Agents" in this Agreement with reference to the Agents or Administrative Agent, as the case may be, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that neither the Administrative Agent nor any Agent has made any representations or warranties to it and that no act by the Administrative Agent or any Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent or any Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that neither the Administrative Agent nor any Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan, the issuance of any Letter of Credit or at any time or times thereafter.

            9.4    ACTIONS IN DISCRETION OF AGENTS; INSTRUCTIONS FROM THE BANKS.

            The Administrative Agent and each Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative Agent's or such Agent's rights, powers or discretion herein, PROVIDED that neither the Administrative Agent nor any Agent shall be required to take any action which exposes the Administrative Agent or any Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent and each Agent shall have authority, in their sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions, etc.]. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Administrative Agent or any Agent as a result of the Administrative Agent or any Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent or the Agents, as the case may be.

            9.5    REIMBURSEMENT AND INDEMNIFICATION OF AGENTS BY THE BORROWER.

            The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and each Agent and hold the Administrative Agent and each Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of outside counsel, appraisers and environmental consultants, incurred by the Administrative Agent or any Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

            9.6    EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

            Neither the Administrative Agent, any Agent nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall
(a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Administrative Agent or any Agent or any of their respective Subsidiaries against the Administrative Agent, any Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and the Borrower (for itself and on behalf of each of its Subsidiaries), the Administrative Agent, each Agent and each Bank hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent or any Agent hereunder or given to the Administrative Agent or any Agent for the account of or with copies for the Banks, the Administrative Agent, each Agent and each of their respective directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent, any Agent or any of their directors, officers, employees, agents, attorneys or Affiliates.

            9.7    REIMBURSEMENT AND INDEMNIFICATION OF AGENTS BY THE BANKS.

            Each Bank agrees to reimburse and indemnify the Administrative Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements, including attorneys' fees and disbursements, and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Agents, or any of them in their respective capacities as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, as the case may be, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Administrative Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Administrative Agent or the Agents, as the case may be in connection with the periodic audit of the Loan Parties' books, records and business properties by the Administrative Agent or the Agents.

            9.8    RELIANCE BY AGENTS.

            The Administrative Agent and each Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent or any Agent. The Administrative Agent and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            9.9    NOTICE OF DEFAULT.

            Neither the Administrative Agent nor any Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless such person has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

            9.10   NOTICES.

            Each of the Administrative Agent and each Agent agrees to promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

            9.11   BANKS IN THEIR INDIVIDUAL CAPACITIES.

            With respect to its Commitment and the Term Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Administrative Agent and each Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent or an Agent, as the case may be, and the term "Banks" shall, unless the context otherwise indicates, include the Administrative Agent and each Agent in its individual capacity. PNC Bank and its Affiliates, Morgan and its Affiliates, each other Agent and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with the Loan Parties and their Affiliates, in the case of the Administrative Agent or any Agent, as though it were not acting as Administrative Agent or Agent, as the case may be, hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates or any Agent or its respective Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that neither the Administrative Agent nor any Agent shall be under any obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            9.12   HOLDERS OF NOTES.

            The Administrative Agent and each Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the Agents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

            9.13   EQUALIZATION OF BANKS.

            The Banks and the holders of any participations in any Commitments or Loans or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such
holder  for   application  on  any  Obligation   hereunder  or
under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Sections 3.4.3 [Administrative Agent's and Bank's Rights], 4.4.2 [Replacement of a Bank] or 4.5 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Loans, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

            9.14   SUCCESSOR AGENTS.

            Any Agent or the Administrative Agent (i) may resign as Agent or Administrative Agent, as the case may be or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent or Administrative Agent is a Bank, such Agent's or Administrative Agent's Loans and Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If any Agent or the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor to such Agent or Administrative Agent, as the case may be, for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, provided that, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing, or (b) if a successor Agent or Administrative Agent shall not be so appointed and approved within the thirty (30) day period following an Agent's or the Administrative Agent's notice, as the case may be, to the Banks of its resignation, then the resigning Administrative Agent or resigning Agent, as the case may be shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, provided that, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing, a successor who shall be a Bank shall serve as Administrative Agent or Agent, as the case may be, until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor to such resigning Administrative Agent or Agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor Administrative Agent or Agent shall succeed to the rights, powers and duties of the resigning Administrative Agent or Agent, as the case may be, and the terms "Agent" and "Administrative Agent" shall mean such successor Agent or Administrative Agent, as the case may be, effective upon its appointment, and the former Administrative Agent's or Agent's rights, powers and duties as an Agent or Administrative Agent shall be terminated without any other or further act or deed on the part of such former Agent or Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent or any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Administrative Agent and each former Agent, and such former Administrative Agent and each former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was Administrative Agent or an Agent under this Agreement.

            9.15   ADMINISTRATIVE AGENT'S FEE.

            The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") for the Administrative Agent's services hereunder under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and the Administrative Agent, as amended from time to time.

            9.16   AVAILABILITY OF FUNDS.

            The Administrative Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Administrative Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

            9.17   CALCULATIONS.

            In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

            9.18   BENEFICIARIES.

            Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Administrative Agent, each Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and each Agent shall act solely as the Administrative Agent or Agent, as the case may be, of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.


                                10. MISCELLANEOUS

            10.1   MODIFICATIONS, AMENDMENTS OR WAIVERS.

            With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  10.1.1     INCREASE OF COMMITMENTS; EXTENSION OF EXPIRATION
                             DATE.

                  Increase the amount of the Term Loan Commitment of any Bank hereunder or extend the Expiration Date;

                  10.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL, INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan or any fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the rate of any fee payable to any Bank;

                  10.1.3       RELEASE OF COLLATERAL OR GUARANTOR.

                  Release any Collateral or release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations, other than, prior to an Event of Default, upon the request by the Borrower to the Administrative Agent, release from the Guaranty Agreement of any Subsidiary which is no longer a Significant Subsidiary (which request shall be accompanied by evidence satisfactory to the Administrative Agent in its sole discretion that the Subsidiary which the Borrower is requesting be so released from the Guaranty Agreement is no longer a Significant Subsidiary), which release from the Guaranty Agreement of a non Significant Subsidiary may be granted solely by the Administrative Agent without the approval of any Bank; or

                   10.1.4      MISCELLANEOUS

                  Amend Sections 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions, etc.] or 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks, the Required Banks or all the Banks to authorize the taking of any action hereunder; PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of any Agent in its capacity as such shall be effective without the written consent of such Agent and no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity shall be effective without the written consent of the Administrative Agent.

            10.2   NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

            No course of dealing and no delay or failure of the Administrative Agent, any Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent, each Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

            10.3 REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER; TAXES.

            The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Administrative Agent and the Agents, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement and
Indemnification of Agents by the Borrower]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel) for each Bank (except with respect to (A) and (B) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the use of one law firm to represent the Banks, the Administrative Agent, and the Agents if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent, any Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent, each Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

            10.4   HOLIDAYS.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

            10.5  FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                  10.5.1   NOTIONAL FUNDING.

                  Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  10.5.2   ACTUAL FUNDING.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

            10.6   NOTICES.

            All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agents or to the Administrative Agent shall not be effective until received. Any Bank giving any notice to the Borrower shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Banks of the receipt by it of any such notice. Any notice delivered to the Borrower shall be deemed to be notice to the Loan Parties and shall be binding upon all of the Loan Parties.

            10.7   SEVERABILITY.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            10.8   GOVERNING LAW.

            This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

            10.9   PRIOR UNDERSTANDING.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

            10.10  DURATION; SURVIVAL.

            All representations and warranties of the Borrower contained herein or made by any Loan Party in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent, any Agent or the Banks, the making of Loans or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Commitments and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 4 [Payments] and Sections 9.5 [Reimbursement and
Indemnification   of   Agents  by  the   Borrower],   9.7   [Reimbursement   and
Indemnification of Agents by the Banks] and 10.3 [Reimbursement and Indemnification of Banks by the Borrower, etc.], shall survive payment in full of the Loans and termination of the Commitments.

            10.11  SUCCESSORS AND ASSIGNS.

                  10.11.1   BINDING EFFECT; ASSIGNMENTS BY BORROWER.

                  This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agents, the Administrative Agent, the Issuing Banks, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein without the consent of all of the Banks.

                  10.11.2    ASSIGNMENTS AND PARTICIPATIONS BY BANKS.

                  This Section shall apply to any assignment or participation by a Bank of its Loans or Commitments. Each Bank may, at its own cost, make assignments of all or any part of its Commitment and Term Loans to one or more banks or other entities, subject to the consent of the Borrower (which consent shall not be required during any period in which an Event of Default exists) and the Administrative Agent with respect to any assignee, such consents not to be unreasonably withheld, and PROVIDED that assignments may not be made in amounts less than $5,000,000 unless such assignment is an assignment of all of a Bank's Commitment or Term Loans. Each Bank may, at its own cost, grant participations in all or any part of its Commitment and Term Loans made by it to one or more banks or other entities without the consent of any party hereto. In the case of an assignment of all or any portion of a Term Loan Commitment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of the Term Note subject to such assignment, the Borrower shall execute and deliver a new Term Note to the assignee in an amount equal to the amount of the Term Loan Commitment assumed by it and a new Term Note to the assigning Bank in an amount equal to the Term Loan Commitment retained by it hereunder. Any assigning Bank shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment, which amount shall not be subject to reimbursement or indemnification by the Borrower. In the case of a participation, the participant shall have only the rights specified in Section
8.2.3 [Set-Off] (the participant's rights against the selling Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1,
10.1.2 and 10.1.3), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in
Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                  10.11.3   FOREIGN ASSIGNEES AND PARTICIPANTS.

                  Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in
Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                  10.11.4    ASSIGNMENTS BY BANKS TO FEDERAL RESERVE BANKS.

                  Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower and the Administrative Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

            10.12  CONFIDENTIALITY.

                  10.12.1   GENERAL.

                  The Agents, the Administrative Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates in writing as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agents, the Administrative Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11 [Successors and Assigns], (iii) to the extent requested by any bank regulatory authority, insurance company regulatory authority or, with notice to the Borrower as permitted by applicable Law, as otherwise required by applicable Law or by any subpoena or other legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions,
(v) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the Bank's investment portfolio or (vi) if the Borrower shall have consented to such disclosure.

                  10.12.2   SHARING INFORMATION WITH AFFILIATES OF THE BANKS.

                  The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and the Borrower (on its own behalf and on behalf of its Subsidiaries) hereby authorizes each Bank to share any information delivered to such Bank by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 above as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

            10.13  COUNTERPARTS.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

            10.14  AGENT'S OR BANK'S CONSENT.

            Whenever the Administrative Agent's, any Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent, each Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

            10.15  EXCEPTIONS.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

            10.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENTS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

            10.17  TAX WITHHOLDING CLAUSE.

            Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Administrative Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

            10.18  JOINDER OF GUARANTORS.

      Any Significant Subsidiary of the Borrower which is required to become a Guarantor pursuant to Section 7.2.6 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 6.1 [Conditions to Closing] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect a Prior Security Interest to the Administrative Agent for the benefit of the Banks in all of the equity interests of such Subsidiary and in all Collateral held by such Subsidiary. The Borrower shall deliver such Guarantor Joinder and related documents to the

Administrative Agent within thirty (30) Business Days after the end of the fiscal quarter in which such Subsidiary of the Borrower becomes a Significant Subsidiary. In addition, Canyon Fuel (assuming it is a Significant Subsidiary) shall join the Loan Documents as a Guarantor at such time as the Borrower can unilaterally, under the terms of the Canyon Fuel LLC Agreement, cause such joinder to occur.



                       [SIGNATURES APPEAR ON FOLLOWING PAGES]

                  [SIGNATURE PAGE 1 OF 24 TO THE CREDIT AGREEMENT]



      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                                  ARCH WESTERN RESOURCES, LLC


/s/ Miriam Rogers Singer                 By: /s/ Patrick A. Kriegshauser
--------------------------------             -----------------------------------
Miriam Rogers Singer, Secretary              Patrick A. Kriegshauser
                                             Vice President and Treasurer

[Seal]

 [SIGNATURE PAGE 2 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          PNC BANK, NATIONAL ASSOCIATION,
                                          individually and as Administrative
                                          Agent



                                          By: /s/ Richard L. Munsick
                                             ---------------------------------
                                          Title: Vice President
                                                ------------------------------

 [SIGNATURE PAGE 3 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          MORGAN GUARANTY TRUST COMPANY OF
                                          NEW YORK, individually and as
                                          Syndication Agent


                                          By: /s/ John M. Mikolay
                                              ----------------------------------
                                                  John M. Mikolay
                                          Title:  Vice President
                                                  ------------------------------

 [SIGNATURE PAGE 4 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          NATIONSBANK, N.A., individually and
                                          as Documentation Agent



                                          By: /s/ Denise A. Smith
                                             ---------------------------------
                                          Title: Senior Vice President
                                                ------------------------------

 [SIGNATURE PAGE 5 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          BANK OF MONTREAL



                                          By: /s/ Ian M. Plester
                                              ---------------------------------
                                                 Ian M. Plester
                                          Title: Director
                                                 ------------------------------

 [SIGNATURE PAGE 6 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE BANK OF NEW YORK



                                          By: /s/ Nathan S. Howard
                                              ---------------------------------
                                                 Nathan S. Howard
                                          Title: Vice President
                                                 ------------------------------

 [SIGNATURE PAGE 7 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE BANK OF NOVA SCOTIA



                                          By: /s/ F.C.H. Ashby
                                             -----------------------------------
                                                 F.C.H. Ashby
                                          Title: Senior Manager Loan Operations
                                                 -------------------------------

 [SIGNATURE PAGE 8 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          BARCLAYS BANK PLC



                                          By: /s/ Carol A. Cowan
                                              ---------------------------------
                                                 Carol A. Cowan
                                          Title: Director
                                                 ------------------------------

 [SIGNATURE PAGE 9 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE CHASE MANHATTAN BANK



                                          By: /s/ Michael D. Feist
                                              ---------------------------------
                                                 Michael D. Feist
                                          Title: Vice President
                                                 ------------------------------

[SIGNATURE PAGE 10 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                          CHICAGO BRANCH



                                          By: /s/ Hajime Watanabe
                                              ---------------------------------
                                                 Hajime Watanabe
                                          Title: Deputy General Manager
                                                 ------------------------------

[SIGNATURE PAGE 11 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          CREDIT LYONNAIS CHICAGO BRANCH



                                          By: /s/ Sandra E. Horwitz
                                              ----------------------------------
                                                 Sandra E. Horwitz
                                          Title: Senior Vice President
                                                 Midwest Regional Manager
                                                 -------------------------------

[SIGNATURE PAGE 12 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE FIRST NATIONAL BANK OF CHICAGO



                                          By: /s/ William V. Clifford
                                              ---------------------------------
                                                 William V. Clifford
                                          Title: Vice President
                                                 ------------------------------

[SIGNATURE PAGE 13 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                              INTENTIONALLY OMITTED

[SIGNATURE PAGE 14 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          BANK ONE, KENTUCKY, NA



                                          By: /s/ James A. Tutt
                                              ---------------------------------
                                          Title: Senior Vice President
                                                 ------------------------------

[SIGNATURE PAGE 15 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE FUJI BANK, LIMITED



                                          By: /s/ Peter T. Chinnici
                                              ---------------------------------
                                                 Peter T. Chinnici
                                          Title: Joint General Manager
                                                 ------------------------------

[SIGNATURE PAGE 16 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED



                                          By:  /s/ Walter Wolff
                                               --------------------------------
                                          Title:  Senior Vice President/Deputy
                                                  General Manager
                                                  ------------------------------

[SIGNATURE PAGE 17 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          MERCANTILE BANK NATIONAL ASSOCIATION


                                          By: /s/ Stephen M. Reese
                                              ---------------------------------
                                          Title: Vice President
                                                 ------------------------------

[SIGNATURE PAGE 18 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE PRUDENTIAL INSURANCE COMPANY OF
                                          AMERICA


                                          By: /s/ Randall M. Kob
                                              ----------------------------------
                                                 Randall M. Kob
                                          Title: Vice President
                                                 -------------------------------

[SIGNATURE PAGE 19 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          TRANSAMERICA LIFE INSURANCE AND
                                          ANNUITY COMPANY



                                          By: /s/ John Casparian
                                             -----------------------------------
                                          Title: Investment Officer
                                                --------------------------------

[SIGNATURE PAGE 20 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          ABN AMRO BANK, N.V.



                                          By: /s/ Gregory D. Amoroso
                                              ----------------------------------
                                          Title: Group Vice President
                                                 -------------------------------

                                              /s/ Carrie A. Pence
                                              ----------------------------------
                                                 Carrie A. Pence
                                                 Vice President
                                                 -------------------------------

[SIGNATURE PAGE 21 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          DRESDNER BANK AG NEW YORK BRANCH



                                          By: /s/ Wayde Colquhoun
                                              ---------------------------------
                                                 Wayde Colquhoun
                                         Title:  Vice President
                                                 ------------------------------

                                          By: /s/ P. Douglas Sherrod
                                              ---------------------------------
                                                 P. Douglas Sherrod
                                          Title: Vice President
                                                 ------------------------------

[SIGNATURE PAGE 22 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          FIRST UNION NATIONAL BANK



                                          By: /s/ Laurence M. Levy
                                              ----------------------------------
                                          Title: Vice President
                                                ------------------------------

[SIGNATURE PAGE 23 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          BANK HAPOALIM B.M. PHILADELPHIA
                                          BRANCH



                                          By: /s/ Carl Kopfinger
                                             ---------------------------------
                                          Title: Vice President
                                                -----------------------------


                                          By: /s/ F.J. McEntee
                                             ---------------------------------
                                          Title: Vice President/Controller
                                                ------------------------------

[SIGNATURE PAGE 24 OF 24 TO THE ARCH WESTERN RESOURCES, LLC CREDIT AGREEMENT]



                                          THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LTD.



                                          By: /s/ Richard E. Stahl
                                             ---------------------------------
                                          Title: Executive Vice President
                                                 ------------------------------